The information in this prospectus supplement is not complete and may be changed. The prospectus supplement is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated July 29, 2005.
Prospectus Supplement to Prospectus dated July 15, 2005.
$250,000,000
AmerUs Group Co.
% Senior Notes due 2015

       We will pay interest on the notes on              15 and              15 of each year. The first such payment will be made on              15, 2006. The notes mature on              15, 2015. We may redeem the notes at any time at a redemption price described on page S-14 under the caption “Description of the Notes — Optional Redemption”. The notes will be issued only in denominations of $2,000 and integral multiples of $1,000.
       See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 5 of the accompanying prospectus to read about important factors you should consider before buying the notes.

       None of the Securities and Exchange Commission, any state securities commission, the Iowa Commissioner of Insurance or any other regulatory body has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Note	Total

Public offering price	%	$
Underwriting discount	%	$
Proceeds, before expenses, to AmerUs Group Co.	%	$
       The public offering price set forth above does not include accrued interest, if any. Interest on the notes will accrue from August      , 2005 and must be paid if the notes are delivered after August      , 2005.

       The underwriters expect to deliver the notes through the facilities of The Depository Trust Company against payment in New York, New York on August      , 2005.

Goldman, Sachs & Co.	JPMorgan

Prospectus Supplement dated August      , 2005.

ABOUT THIS PROSPECTUS SUPPLEMENT
       You should rely only upon the information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference. We have not authorized any other person to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. Neither we nor the underwriters are making an offer to sell the notes in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.
       This prospectus supplement contains the terms of this offering of notes. This prospectus supplement may add, update or change information contained or incorporated by reference in the accompanying prospectus. In addition, the information incorporated by reference in the accompanying prospectus may have added, updated or changed information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with any information in the accompanying prospectus (or any information incorporated therein by reference), this prospectus supplement will apply and will supersede such information in the accompanying prospectus.
       It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the documents they incorporate by reference in making your investment decision. You should also read and consider the additional information under the caption “Where You Can Find More Information.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
       This prospectus supplement and the accompanying prospectus contain or incorporate statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
       Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus supplement, the accompanying prospectus and other documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus supplement and the accompanying prospectus.
       A variety of factors could cause our actual results to differ materially from the expected results expressed in the company’s forward-looking statements, including those set forth in the risk factors and elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following possibilities:

•	general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our policies;

•	our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources;

•	customer response to new products, distribution channels and marketing initiatives;

•	mortality, morbidity, and other factors which may affect the profitability of our insurance products;

•	our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims;

•	changes in the federal income tax and other federal laws, regulations and interpretations, including federal measures that may significantly affect the insurance business including limitations on antitrust immunity, minimum solvency requirements, the applicability of federal laws to insurance products and changes to the tax advantages of life insurance and annuity products or programs with which they are used;

•	increasing competition in the sale of insurance and annuities and the recruitment of sales representatives;

•	regulatory changes, interpretations, initiatives or pronouncements, including those relating to the regulation of insurance companies and the regulation and sale of their products and the programs in which they are used;

•	our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products;

•	the performance of our investment portfolios;

•	the impact of changes in standards of accounting;

•	our ability to integrate the business and operations of acquired entities;

•	expected protection products and accumulation products margins;

•	the impact of anticipated investment transactions; and

•	litigation or regulatory investigations or examinations.
       There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.

WHERE YOU CAN FIND MORE INFORMATION
       We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy this information at the following location of the SEC:

Public Reference Room
100 F Street, N.E.
Room 1580
Washington, DC 20549
       You may also obtain copies of this information at prescribed rates by mail from the Public Reference Room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.
       The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like us, who file electronically with the SEC. The address of that site is www.sec.gov.
       You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
       We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement. Any information contained in this prospectus supplement or any document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified, superseded or updated to the extent that information contained in this prospectus supplement or any subsequently filed document incorporated or deemed to be incorporated by reference in this prospectus supplement modifies, supersedes or updates such earlier information. Any information so modified, superseded or updated will not be deemed, except as so modified, superseded or updated, to constitute a part of this prospectus supplement. We incorporate by reference the documents listed below and all future documents that we file with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than current reports furnished under items 2.02 and 7.01 of Form 8-K).

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2005 and June 30, 2005;

•	Annual Report on Form 11-K for the fiscal year ended December 31, 2004;

•	Current Reports filed on Form 8-K on February 10, 2005, February 17, 2005, May 4, 2005 and June 15, 2005; and

•	Proxy Statement for the Annual Meeting of Shareholders held on April 28, 2005.
       You may request a copy of any filings referred to above, at no cost, by contacting us at the following address or telephone number: James A. Smallenberger, Senior Vice President and Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600.

SUMMARY
       This summary contains basic information about us and this offering. Because it is a summary, it does not contain all of the information that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the sections entitled “Risk Factors,” in this prospectus supplement and the accompanying prospectus and our financial statements and the notes thereto incorporated by reference into this prospectus supplement before making an investment decision. Unless otherwise indicated, all references in this prospectus supplement to “the Company,” “we,” “our,” “us,” or similar terms mean AmerUs Group Co. and its subsidiaries.
The Company
       We are a holding company whose subsidiaries are primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life, annuity and insurance deposit products to individuals and businesses in all 50 states, the District of Columbia and the U.S. Virgin Islands. We have two reportable operating segments: protection products and accumulation products. The primary offerings of the protection products segment are interest-sensitive whole life, term life, universal life and indexed life insurance policies. The primary offerings of the accumulation products segment are individual fixed annuities (comprised of traditional fixed annuities and indexed annuities) and funding agreements.
       We were founded in 1896 as the mutual insurer Central Life Assurance Company. In 1996, we became the first mutual insurance holding company in the United States, or “MIHC”, a structure that allows mutuals to access the public equity markets, which we did in 1997 with our initial public offering. In 2000, we reorganized our MIHC structure through a full demutualization and became a 100% public stock company.
       We have had positive organic growth in our businesses. We have also successfully executed a series of strategic acquisitions that have helped generate sales growth, as well as balance our product and geographic distribution. The following is a summary of these acquisitions and the benefits created:

•	In 1994, Central Life Assurance Company and American Mutual Life Insurance Co. merged, providing us with significant scale in our life insurance operations. The merger resulted in our becoming one of the 25 largest mutual insurers in America at that time.

•	In October 1997, the acquisition of Delta Life Corporation launched our annuity business. At the time of the acquisition, Delta Life had about $2.0 billion in assets and specialized in single-premium deferred annuity and indexed annuity products.

•	In December 1997, we acquired AmVestors Financial Corporation, predecessor to AmerUs Annuity Group Co., which specialized in the sale of individual fixed annuity products. The acquisition further strengthened our presence in asset accumulation and retirement and savings markets.

•	In 2001, we acquired Indianapolis Life Insurance Company, an Indiana life insurance company, and its subsidiaries which had approximately $6 billion in consolidated assets at the time of the acquisition. The acquisition allowed us to strengthen our life insurance business and ultimately provided us with a better balance of annuity and life insurance product sales.
Subsidiaries
       We have four main direct subsidiaries: AmerUs Life Insurance Company, or ALIC, an Iowa life insurance company; AmerUs Annuity Group Co., or AAG, a Kansas corporation; AmerUs Capital

Management Group, Inc., or ACM, an Iowa corporation; and ILICo Holdings, Inc., an Indiana corporation.
       AAG owns, directly or indirectly, two Kansas life insurance companies: American Investors Life Insurance Company, Inc., or American; and Financial Benefit Life Insurance Company, or FBL. On December 31, 2002, Delta Life and Annuity Company was merged into American.
       ILICo Holdings, Inc., has one wholly-owned subsidiary, Indianapolis Life Insurance Company, or ILIC, an Indiana life insurance company. ILIC has two wholly-owned subsidiaries: Bankers Life Insurance Company of New York, or Bankers Life, a New York life insurance company; and IL Securities, Inc., an Indiana corporation. When used in this prospectus supplement, the term “ILICo” refers to ILICo Holdings, Inc. and its consolidated subsidiaries.
Organization as of July 29, 2005
Ratio of Earnings to Fixed Charges
       The ratio of earnings to fixed charges for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest credited on annuity and universal life contracts and interest expense on debt and amortization of debt expense.

	For the Six
	Months
	Ended
	June 30,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges	1.44	1.36	1.40	1.40	1.19	1.33	1.28

       We are an Iowa corporation. Our principal executive office is located at 699 Walnut Street, Des Moines, Iowa 50309-3948. Our telephone number is (515) 362-3600.

The Offering

Issuer	AmerUs Group Co.

Securities Offered	$250,000,000 in aggregate principal amount of % Senior Notes due 2015.

Interest	The notes will bear interest at the rate of % per year, payable semiannually in arrears on 15 and 15 of each year, commencing on 15, 2006. See “Description of the Notes.”

Issue Price	% of principal amount per % note, plus accrued interest, if any, from August , 2005.

Optional Redemption	The notes may be redeemed at any time and from time to time, at our option, in whole or in part, as described in this prospectus supplement under the caption “Description of the Notes — Optional Redemption.” The notes will not have the benefit of any sinking fund.

Ranking	The notes will be senior unsecured obligations of AmerUs Group Co. and will rank equally with all other senior unsecured indebtedness of AmerUs Group Co. However, we are a holding company and the notes will be effectively subordinated to all existing and future obligations of our subsidiaries. At June 30, 2005, our subsidiaries had approximately $20.3 billion of indebtedness, including notes payable and policyowner liabilities, in addition to other liabilities, to which the notes would have been structurally subordinated.

Use of Proceeds	We intend to use the net proceeds from the sale of the notes to redeem the $185,000,000 aggregate principal amount of the Company’s 3.83% Optionally Convertible Equity-Linked Accreting Notes due March 6, 2032 (“OCEANs”), including the early redemption premium, to repay a portion of the outstanding borrowings under our unsecured $200,000,000 credit facility and for general corporate purposes.

Additional Issuances	We may, at any time, create and issue further notes having the same terms as the notes. See “Description of the Notes — General.”

Ratings	Our senior unsecured debt ratings are as follows:

Moody’s Investor Services
Standard & Poor’s
Fitch Ratings
A.M. Best

A rating is not a recommendation to buy, sell or hold securities and may be subject to review, revision, suspension, reduction or withdrawal at any time by the assigning rating agency.

RISK FACTORS
       Your investment in the notes involves certain risks. In consultation with your own financial and legal advisers, you should carefully consider, among other matters, the following discussion of risks and the discussion of risks under the caption “Risk Factors” in the accompanying prospectus before deciding whether an investment in the notes is suitable for you. The notes are not an appropriate investment for you if you are unsophisticated with respect to the significant terms of the notes or financial matters.
Risk Factors Relating to the Notes
We are a holding company and may not have access to the cash that is needed to make payment on the notes.
       We conduct substantially all of our operations through our subsidiaries, but none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes depends upon the earnings of, and the distribution of funds from, our subsidiaries. Restrictions on our subsidiaries’ ability to distribute cash to us could materially affect our ability to pay principal and interest on our indebtedness.
       The terms of the notes and our other indebtedness do not restrict the ability of our subsidiaries to incur indebtedness that may restrict or prohibit our subsidiaries from distributing cash to us. We cannot assure you that the agreements governing the indebtedness of our subsidiaries will permit our subsidiaries to distribute sufficient cash to us to fund payments on the notes when due.
       Creditors of our subsidiaries (including policyholders and trade creditors) will generally be entitled to payment from the assets of those subsidiaries before our subsidiaries can distribute cash to us. As a result, the notes will effectively be subordinated to the prior payment of all of the payment obligations (including amounts owed to policyholders and trade payables) of our subsidiaries.
       At June 30, 2005, our subsidiaries had approximately $20.3 billion of indebtedness, including notes payable and policyowner liabilities, in addition to other liabilities, to which the notes would have been structurally subordinated.
       In addition, the ability of our insurance subsidiaries to distribute cash to us is subject to state insurance department regulations, which limit cash distributions to amounts determined by reference to operating results or surplus. If insurance regulators otherwise determine that a cash distribution to an affiliate would be detrimental to an insurance subsidiary’s policyholders or creditors, because of the financial condition of the insurance subsidiary or otherwise, the regulators may block cash distributions to affiliates that would otherwise be permitted without prior approval.
An active trading market for the notes may not develop.
       We cannot assure you that an active trading market for the notes will develop or as to the liquidity or sustainability of any such market, the ability of the holders to sell their notes or the price at which holders of the notes will be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, the market for similar securities, our performance and other factors. We do not intend to apply for listing of the notes on any securities exchange or other market.

We cannot assure you as to the market price for the notes. If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

•	the number of potential buyers;

•	the level of liquidity of the notes;

•	ratings of our insurance subsidiaries’ financial strength and claims paying ability published by major credit ratings agencies;

•	our financial performance;

•	the amount of total indebtedness we have outstanding;

•	the level, direction and volatility of market interest rates generally;

•	the market for similar securities;

•	the repayment and redemption features of the notes; and

•	the time remaining until your notes mature.
       As a result of these and other factors, you may be able to sell your notes only at a price below that which you believe to be appropriate, including a price below the price you paid for them.
There is no limit on our ability to create additional notes.
       Under the terms of the senior indenture under which the notes will be issued, we may from time to time without notice to, or the consent of, the holders of the notes, create and issue additional notes of a new or existing series, which notes, if of an existing series, will be equal in rank to the notes of that series in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new notes or except for the first payment of interest following the issue date of the new notes) so that the new notes may be consolidated and form a single series with such notes and have the same terms as to status, redemption or otherwise as such notes.

USE OF PROCEEDS
       AmerUs Group Co. expects to receive net proceeds from this offering of approximately $247.7 million, after expenses and underwriters’ discounts and commissions.
       We intend to use the net proceeds from the sale of the notes (i) to redeem the $185,000,000 aggregate principal amount of the Company’s 3.83% OCEANs due March 6, 2032, including payment of the early redemption premium, which is equal to the present value, at the date of redemption, of all remaining 2% interest payments due on the OCEANs being redeemed, exclusive of interest accrued and unpaid, up to, but not including, the date of redemption, (ii) to repay a portion of the outstanding borrowings under our unsecured $200,000,000 credit facility and (iii) for general corporate purposes. Amounts being repaid under our unsecured $200,000,000 credit facility will be available for future borrowings.
       At July 29, 2005, we had $125,000,000 in outstanding borrowings under our unsecured $200,000,000 credit facility. These outstanding borrowings, as of the date of this prospectus supplement, bear interest at 4.75% for the $100,000,000 that we borrowed on June 13, 2005 to fund a portion of the repayment of our 6.95% Senior Notes due June 2005 and 4.8125% for the $25,000,000 that we borrowed on July 5, 2005 for general corporate purposes.

CAPITALIZATION
       The following table sets forth our historical and unaudited pro forma capitalization as of June 30, 2005, as adjusted to give effect to the issuance of the notes, redemption of the $185,000,000 aggregate principal amount of the Company’s OCEANs and repayment of a portion of the outstanding borrowings under our unsecured $200,000,000 credit facility. See “Use of Proceeds.”

	At June 30, 2005

		As
	Actual	Adjusted

	(In thousands)
Notes payable	$546,637	$564,637
Stockholders’ Equity:
Common stock, no par value	44,570	44,570
Common stock, additional paid-in capital	1,206,088	1,206,088
Accumulated other comprehensive income	128,440	128,440
Unearned compensation	(2,389)	(2,389)
Retained earnings	528,966	528,966
Treasury stock, at cost	(188,161)	(188,161)

Total stockholders’ equity	1,717,514	1,717,514

Total capitalization	$2,264,151	$2,282,151

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION
       The following table sets forth selected historical consolidated financial information for AmerUs Group Co. The selected historical consolidated financial information as of and for the years ended December 31, 2004 and 2003 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2004, the selected historical consolidated financial information as of and for the year ended December 31, 2002 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2002, the selected historical consolidated financial information as of and for the years ended December 31, 2001 and 2000 has been derived from our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2001, and the selected historical consolidated financial information as of and for the six months ended June 30, 2005 and 2004 has been derived from the unaudited interim consolidated financial statements included in our Quarterly Report on Form 10-Q for the six months ended June 30, 2005. This selected consolidated financial information should be read in conjunction with and is qualified by reference to these financial statements and the related notes. The following consolidated statements of income and consolidated balance sheet data have been prepared in conformity with GAAP.

	For the Six Months
	Ended June 30,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001(A)	2000

	(Unaudited)
	(Dollars in millions, except for per share amounts)
Consolidated Income Statement Data:
Revenues:
Insurance premiums	$123.5	$134.5	$267.7	$297.2	$351.3	$305.9	$266.2
Product charges	113.7	103.8	220.5	181.4	144.5	146.1	99.9
Net Investment income	545.8	508.2	1,037.4	1,001.9	1,001.3	873.2	699.5
Realized/unrealized gains (losses) on investments	(42.7)	(44.6)	18.1	131.3	(149.9)	(90.6)	(29.0)
Other income	23.8	23.9	71.4	68.3	68.5	45.7	35.0

Total revenues	764.1	725.8	1,615.1	1,680.1	1,415.7	1,280.3	1,071.6

Benefits and expenses
Policyowner benefits	413.8	406.8	888.7	953.9	879.8	757.5	627.4
Total insurance and other expenses	166.8	177.7	385.0	358.4	316.4	278.6	224.5
Dividends to policyowners	51.9	36.4	81.1	98.4	104.9	98.9	74.3

Total benefits and expenses	632.5	620.9	1,354.8	1,410.7	1,301.1	1,135.0	926.2

Income from continuing operations	131.6	104.9	260.3	269.4	114.6	145.3	145.4
Interest expense	16.0	16.3	32.1	30.2	25.5	26.0	29.7

Income before tax expense and minority interest	115.6	88.6	228.2	239.2	89.1	119.3	115.7
Income tax expense	18.5	10.1	39.0	78.6	28.3	39.5	42.5
Minority interest	—	—	—	—	—	—	21.7

Net income from continuing operations	97.1	78.5	189.2	160.6	60.8	79.8	51.5
Discontinued operations (net of tax):
Income from discontinued operations	—	—	—	1.8	2.1	1.3	0.3
Gain on sale of discontinued operations	—	3.9	3.9	—	—	—	—

Net income before cumulative effect of change in accounting for derivatives	97.1	82.4	193.1	162.4	62.9	81.1	51.8
Cumulative effect of change in accounting for derivatives, net of tax	—	(0.5)	(0.5)	(1.3)	—	(8.2)	—

Net income	$97.1	$81.9	$192.6	$161.1	$62.9	$72.9	$51.8

Net income from continuing operations per share
Basic	$2.46	$2.00	$4.81	$4.10	$1.52	$2.16	$2.46
Diluted	$2.27	$1.93	$4.60	$4.05	$1.50	$2.13	$2.44

	For the Six Months
	Ended June 30,		For the Year Ended December 31,

	2005	2004	2004	2003	2002	2001(A)	2000

	(Unaudited)
	(Dollars in millions, except for per share amounts)
Weighted average number of shares outstanding (in millions)(B):
Basic	39.4	39.3	39.3	39.2	40.0	36.9	20.9
Diluted	42.8	40.6	41.1	39.6	40.4	37.5	21.0
Dividends declared per common share(B)	$—	$—	$0.40	$0.40	$0.40	$0.40	$0.40
Consolidated Balance Sheet Data:
Total invested assets	$19,892.9	$18,040.0	$19,186.3	$17,984.3	$16,932.5	$15,052.4	$9,606.8
Total assets	$24,248.4	$22,104.9	$23,170.9	$21,583.7	$20,293.7	$18,299.2	$11,471.5
Notes payable	$546.6	$545.8	$571.2	$621.9	$511.4	$384.6	$413.3
Total liabilities	$22,530.9	$20,680.8	$21,547.4	$20,173.9	$19,030.7	$17,060.6	$10,643.5
Total stockholders’ equity	$1,717.5	$1,424.1	$1,623.5	$1,409.8	$1,262.9	$1,238.5	$828.0
Other Operating Data:
Ratio of earnings to fixed charges(C)	1.44	1.36	1.40	1.40	1.19	1.33	1.28

(A)	Financial data for 2001 includes the results for ILICo, subsequent to the acquisition date of May 18, 2001.

(B)	Our predecessor, AMHC, was originally formed in 1996 as a mutual holding company and therefore, had no shares of common stock outstanding until its demutualization on September 20, 2000. On September 20, 2000, we distributed 17.4 million shares of common stock to our former members and exchanged our common stock for the 12.6 million shares of common stock held by the public in ALHI, our former subsidiary and another of our predecessor entities, on a one-for-one basis. Our operating income for 2000 presented above primarily reflects the operating income of ALHI. Therefore, net income from continuing operations per share was calculated based on the number of shares of stock we owned of ALHI through September 20, 2000. Since then, net income from continuing operations per share has been calculated based on the shares of our common stock actually outstanding.

(C)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income from operations before income taxes and fixed charges. “Fixed charges” consist of interest credited on annuity and universal life contracts and interest expense on debt and amortization of debt expense.

DESCRIPTION OF THE NOTES
       The following description of the notes (referred to in the accompanying prospectus as the “debt securities”) supplements the more general description of the debt securities that appears in the accompanying prospectus. You should read this section together with the section entitled “Description of Debt Securities” in the accompanying prospectus. If there are any inconsistencies between the information in this section and the information in the accompanying prospectus, the information in this section controls. The following summary of certain terms of the notes and the senior indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Trust Indenture Act of 1939, as amended (the “TIA”), and to all of the provisions of the senior indenture and those terms made a part of the senior indenture by reference to the TIA as in effect on the date of the closing of the offering of the notes. Any capitalized terms that are defined in the accompanying prospectus have the same meanings in this section unless a different definition appears in this section.
General
       The      % Senior Notes due 2015 offered hereby are a series of debt securities described in the accompanying prospectus.
       The notes will be senior unsecured obligations of AmerUs Group Co. and will rank equally with all other senior unsecured indebtedness of AmerUs Group Co. However, we are a holding company and the notes will be effectively subordinated to all existing and future obligations of our subsidiaries. At June 30, 2005, our subsidiaries had approximately $20.3 billion of indebtedness, including notes payable and policyowner liabilities, in addition to other liabilities, to which the notes would have been structurally subordinated. The notes will mature at 100% of their principal amount on                      15, 2015, and will be initially limited to an aggregate principal amount of $250 million.
       The senior indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder, and AmerUs Group Co. may, without the consent of holders of the notes, create and issue additional notes ranking equally with this series of notes and otherwise similar in all respects except the issue date and issue price. We may, without the consent of the holders of the notes, increase such principal amount in the future, on the same terms and conditions and with the same CUSIP number as the notes being offered hereby.
       The notes will bear interest at the rate per annum of      % from August      , 2005 or from the most recent interest payment date to which interest has been paid or provided for. Interest will by payable semiannually on           15 and           15 of each year, commencing on            15, 2006, to the person in whose name the note is registered at the close of business on           1 and           1, as the case may be, next preceding such interest payment date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The notes will be issued in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000.
       We will issue the notes under the senior indenture, to be dated on or before the date of initial issuance of the notes, between AmerUs Group Co., as issuer, and The Bank of New York Trust Company, N.A., as trustee. The trustee will serve as security registrar and paying agent for the notes.
Optional Redemption
       We may redeem the notes, at our option, at any time (the “Redemption Date”) in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the notes being redeemed, or

(b) the sum of the present values of the remaining scheduled payments for principal and interest on the notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus basis points, as calculated by an Independent Investment Banker;

plus, in either of the above cases, accrued and unpaid interest on the notes to be redeemed to, but not including, the Redemption Date.
       If we have given notice as provided in the senior indenture and made funds available for the redemption of any notes called for redemption on the Redemption Date referred to in that notice, those notes will cease to bear interest on that Redemption Date. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any notes to holders of the notes to be redeemed at their addresses, as shown in the security register for the notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the notes to be redeemed.
       If we choose to redeem less than all of the notes, we will notify the trustee, at least 60 days before giving notice of redemption, or such shorter period as is satisfactory to the trustee, of the aggregate principal amount of the notes to be redeemed and the applicable Redemption Date. The trustee will select by lot, in such manner as it shall deem appropriate and fair, the notes to be redeemed in part.
       As used in this prospectus supplement:
       “Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the notes.
       “Comparable Treasury Price” means with respect to any Redemption Date for the notes the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or if the trustee obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.
       “Independent Investment Banker” means an independent investment banking institution of national standing appointed by us that is acceptable to the trustee.
       “Reference Treasury Dealer” means each of Goldman, Sachs & Co., J.P. Morgan Securities Inc. and three other primary U.S. government securities dealers (each a “Primary Treasury Dealer”), as specified by AmerUs Group Co.; provided that if any of Goldman, Sachs & Co., J.P. Morgan Securities Inc. or any Primary Treasury Dealer as specified by AmerUs Group Co. shall cease to be a Primary Treasury Dealer, AmerUs Group Co. will substitute therefore another Primary Treasury Dealer and if AmerUs Group Co. fails to select a substitute within a reasonable period of time, then the substitute will be a Primary Treasury Dealer selected by the trustee after consultation with AmerUs Group Co.
       “Reference Treasury Dealer Quotations” means, with respect to the Reference Treasury Dealer and any Redemption Date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed, in each case, as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such Redemption Date.
       “Treasury Rate” means the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third business day preceding the Redemption Date.

Defeasance
       The defeasance provisions described under “Description of Debt Securities — Defeasance and Covenant Defeasance” in the accompanying prospectus will apply to the notes.
Book-Entry Only Issuance — The Depository Trust Company
       The Depository Trust Company (“DTC”) will act as the initial securities depositary for the notes. The notes will be issued only as fully registered securities registered in the name of Cede & Co., DTC’s nominee, or such other name as maybe requested by an authorized representative of DTC. One or more fully registered global notes certificates will be issued, representing in the aggregate, the principal amount of the notes, and will be deposited with DTC.
       DTC is a limited-purpose trust company organized under the New York Bank Law, a “banking organization” within the meaning of the New York Uniform Commercial Code, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 2 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues and money market instruments from over 85 countries that DTC participants (“Direct Participants”) deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants’ include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to the DTC system is available to both U.S. and non-U.S. securities brokers and dealers banks, trust companies and clearing corporation that clear through or maintain a custodial relationship with a DTC Participant, either directly or indirectly (“Indirect Participants” and, together with the Direct Participants, the “Participant”). The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
       Purchases of notes within the DTC system must be made by or through Direct Participants, which will receive a credit for the notes on DTC’s records. The ownership interest of each actual purchaser of notes (“Beneficial Owner”) is in turn to be recorded on the Direct and Indirect Participant’s records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmation providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased notes. Transfers of ownership interests in the notes are to be accompanied by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in notes, except in the event that use of the book-entry system for the notes is discontinued.
       To facilitate subsequent transfers, all notes deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the notes. DTC’s records reflect only the identity of the Direct Participants to whose accounts such notes are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
       Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

       Redemption notices shall be sent to DTC.
       In those limited cases where a consent or vote of noteholders is required, neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts the notes are credited on the record date (identified in a listing attached to the Omnibus Proxy).
       Payments of principal, premium (if any) and interest on the notes will be made to Cede & Co. or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such Participant and not of DTC nor its nominee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to Cede & Co. (or such nominee as may be requested by an authorized representative of DTC) is our responsibility, disbursement of such payments to Direct Participants is the responsibility of DTC and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.
       Except as provided herein, a Beneficial Owner will not be entitled to receive physical delivery of certificates representing notes. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the notes. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global note certificate.
       DTC may discontinue providing its services as securities depositary with respect to the notes at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates representing the notes will be printed and delivered to the holders of record. Additionally, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary) with respect to the notes. In that event, certificates representing the notes will be printed and delivered to the holders of record.
       The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. We have no responsibility for the performance by DTC or its Participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS
       The following is a summary of certain material United States federal income tax consequences of the purchase, ownership, and disposition of notes by an investor who purchases notes pursuant to, and at the price indicated on the cover of, this prospectus supplement and that, for United States federal income tax purposes, is not a “United States person” as defined below (a “Non-U.S. Holder”). This summary is based upon existing United States federal tax law, which is subject to change, possibly with retroactive effect. This summary does not discuss all aspects of United States federal taxation which may be important to particular Non-U.S. Holders in light of their individual investment circumstances, such as to investors subject to special tax rules (e.g., banks or financial institutions, insurance companies, broker-dealers, tax-exempt organizations (including foreign private foundations), controlled foreign corporations, passive foreign investment companies, United States expatriates and partnerships and partners therein) or to persons that will hold the notes as a part of a straddle, hedge, conversion, or synthetic security transaction for United States federal income tax purposes, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations. This summary assumes that investors will hold their notes as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). No ruling has been or will be sought from the United States Internal Revenue Service (the “IRS”) regarding any matter discussed herein. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any tax aspect set forth below. Prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of purchasing, owning, and disposing of the notes, as well as any tax consequences that may arise under the laws of any state, local, non-United States, or other taxing jurisdiction.
       For purposes of this summary, a “United States person” is a beneficial owner of notes that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation, partnership or other entity taxable as a corporation or partnership, created in or organized under the law of the United States, any state thereof, or the District of Columbia, (iii) an estate that is subject to United States federal income taxation without regard to the source of its income, or (iv) a trust (a) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996, was treated as a United States person under the Code on the previous day, and elected to continue to be so treated and was not otherwise ineligible. A Non-U.S. Holder is a beneficial owner of notes that is not a United States person.
       If a partnership, or other entity or arrangement treated as a partnership for United States federal income tax purposes, owns a note, the tax treatment of the partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partners in a partnership that is a prospective investor should consult their tax advisors as to the particular United States federal income tax consequences applicable to them.
Payments of Interest
       Interest paid by AmerUs Group Co. to a Non-U.S. Holder will not be subject to United States federal income or withholding tax provided that (i) the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of AmerUs Group Co.’s stock entitled to vote, (ii) the Non-U.S. Holder is not a controlled foreign corporation that is related to AmerUs Group Co. actually or constructively through stock ownership or a bank described in section 881(c)(3)(A) of the Code, and (iii) the requirements of section 871(h) or 881(c) of the Code are satisfied as described below under the heading “Owner Statement Requirement.” Notwithstanding the above, unless the holder qualifies for an exemption from such tax or a lower tax rate under an applicable treaty, a Non-U.S. Holder that is engaged in the conduct of a United States trade or business will generally be subject to (i) United States federal income tax on a net income basis on interest that is effectively connected with the conduct of such trade or business and (ii) if such holder is a corporation or other entity taxable as a corporation, a United States branch profits tax equal to 30% of its “effectively connected earnings and profits” as adjusted for the taxable year.
Gain on Disposition
       A Non-U.S. Holder will generally not be subject to United States federal income tax on gain recognized on a sale, redemption, or other disposition of a note unless (i) the gain is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Holder or (ii) in the case of a Non-U.S. Holder who is a nonresident alien individual, such holder is present in the United States for 183 or more days during the taxable year and certain other requirements are met. Any such gain that is effectively connected with the conduct of a United States trade or business by a Non-U.S. Holder will generally be subject to United States federal income tax on a net income basis in the same manner as if such holder were a United States person and, if such Non-U.S. Holder is a corporation, or other entity taxable as a corporation, such gain may also be subject to the United States branch profits tax described above.
Owner Statement Requirement
       Sections 871(h) and 881(c) of the Code require that either the beneficial owner of a note or a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “Financial Institution”) and that holds a note on behalf of such owner file a statement with AmerUs Group Co. or AmerUs Group Co.’s agent to the effect that the beneficial owner is not a United States person in order to avoid withholding of United States federal income tax. This requirement will generally be satisfied if AmerUs Group Co. or AmerUs Group Co.’s agent receives (i) a statement (an “Owner’s Statement”) from the beneficial owner certifying under penalties of perjury that such owner is not a United States person and that provides such owner’s name and address and certain other information (which statement may be made on Internal Revenue Service Form W-8BEN) or (ii) a statement from the Financial Institution holding the note on behalf of the beneficial owner in which the Financial Institution certifies, under penalties of perjury, that it has received the Owner’s Statement together with a copy of the Owner’s Statement. The beneficial owner must inform AmerUs Group Co. or AmerUs Group Co.’s agent (or, in the case of a statement described in clause (ii) of the immediately preceding sentence, the Financial Institution) within 30 days of any change in information on the Owner’s Statement.
Backup Withholding and Information Reporting
       United States federal income tax law provides that backup withholding tax will not apply to payments made by AmerUs Group Co. or AmerUs Group Co.’s agent on a note to a Non-U.S. Holder if an Owner’s Statement or similar documentation is received or an exemption has otherwise been established, provided that AmerUs Group Co. or AmerUs Group Co.’s agent does not know or have reason to know that the payee is a United States person. Information reporting may apply to payments of interest on the notes and the amount of tax, if any, withheld with respect to such payments. If a note is sold by a Non-U.S. Holder through a non-United States related broker or Financial Institution, backup withholding and information reporting would not generally be required. Information reporting and backup withholding may apply if the note is sold by a Non-U.S. Holder through a United States or United States related broker or Financial Institution and if the Non-U.S. Holder fails to provide an Owner’s Statement or other appropriate evidence of non-United States status.
       Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be refunded or credited against the Non-U.S Holder’s United States federal income tax liability, if any, if the Non-U.S. Holder provides, on a timely basis, the required information to the IRS.

UNDERWRITING
       The Company and the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Principal Amount
Underwriters	of Notes

Goldman, Sachs & Co.	$125,000,000
J.P. Morgan Securities Inc.	125,000,000

Total	$250,000,000

       The underwriters are committed to take and pay for all of the notes being offered, if any are taken.
       Notes sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the public offering price of up to      % of the principal amount of notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the public offering price of up to      % of the principal amount of notes. If all the notes are not sold at the public offering price, the underwriters may change the public offering price and the other selling terms.
       The notes are a new issue of securities with no established trading market. The Company has been advised by the underwriters that the underwriters intend to make a market in the notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.
       In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the notes while the offering is in progress.
       The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
       These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.
       In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the

Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.
       For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.
       Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the notes in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the notes in, from or otherwise involving the United Kingdom.
       The notes may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the notes may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.
       The notes have not been and will not be registered under the Securities and Exchange Law of Japan (the “Securities and Exchange Law”) and each underwriter has agreed that it will not offer or sell any notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.
       This prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the notes to the public in Singapore.
       The Company estimates that its share of the total expenses of the offering, excluding underwriting discounts and commissions, will be approximately $0.7 million.
       The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933.
       Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. Because an affiliate of JPMorgan may receive more than 10% of the net offering proceeds, this offering is being made pursuant to NASD Conduct Rule 2710(h).
       J.P. Morgan Securities Inc. (“JPMorgan”) will make the notes available for distribution on the Internet through a proprietary Web site and/or a third-party system operated by MarketAxess Corporation, an Internet-based communications technology provider. MarketAxess Corporation is providing the system as a conduit for communications between JPMorgan and its customers and is not a party to any transactions. MarketAxess Corporation, a registered broker-dealer, will receive compensation from JPMorgan based on transactions JPMorgan conducts through the system. JPMorgan will make the notes available to its customers through the Internet distributions, whether made through a proprietary or third-party system, on the same terms as distributions made through other channels.

VALIDITY OF NOTES
       The validity of the notes offered by this prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and for the underwriters by Sullivan & Cromwell LLP, New York, New York. Sullivan & Cromwell LLP and Skadden, Arps, Slate, Meagher & Flom LLP may rely upon the opinion of Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of AmerUs Group Co., as to matters of Iowa law. Mr. Haggerty beneficially owns 4,578 shares of, or stock units payable in, our common stock and options to purchase 33,200 shares of our common stock.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
       The consolidated financial statements of AmerUs Group Co. included in AmerUs Group Co.’s Annual Report (10-K) for the year ended December 31, 2004 (including schedules appearing therein), and AmerUs Group Co. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference.

PROSPECTUS
$1,500,000,000

Debt Securities Common Stock Preferred Stock Depositary Shares Stock Purchase Contracts Stock Purchase Units Warrants of AMERUS GROUP CO.	Trust Preferred Securities of AMERUS CAPITAL IV AMERUS CAPITAL V Guaranteed to the extent set forth herein by AmerUs Group Co.	LLC Preferred Securities of AMERUS GROUP LLC I AMERUS GROUP LLC II Guaranteed to the extent set forth herein by AmerUs Group Co.
      We may offer, issue and sell, together or separately, from time to time:

•	debt securities, which may be senior debt securities, or subordinated debt securities or junior subordinated debt securities;

•	shares of our preferred stock;

•	shares of our common stock;

•	depositary shares representing an interest in our preferred stock;

•	warrants to purchase our debt securities, shares of our common stock, shares of our preferred stock, depositary shares or securities of third parties or other rights;

•	stock purchase contracts to purchase shares of our debt securities common stock, preferred stock, depositary shares, warrants, trust preferred securities, LLC preferred securities or other property of AmerUs Group Co. or securities of an entity unaffiliated with the Registrants, a basket of such securities or any combination of the above; and

•	stock purchase units, each representing ownership of a stock purchase contract and debt securities, trust preferred securities of AmerUs Capital IV or AmerUs Capital V, LLC preferred securities of AmerUs Group LLC I or AmerUs Group LLC II, or our debt obligations of third-parties, including U.S. treasury securities or any combination of the foregoing, securing the holder’s obligation to purchase our common stock or other securities under the stock purchase contracts.
      Specific terms of these securities will be provided in one or more supplements to this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you make your investment decision. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
      AmerUs Capital IV and AmerUs Capital V are Delaware statutory trusts. Each AmerUs Trust may offer, issue and sell, from time to time, trust preferred securities. We will guarantee the payments of dividends and payments on liquidation or redemption of the trust preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the trust interests represented by the common securities to be issued by each AmerUs Trust.
      AmerUs Group LLC I and AmerUs Group LLC II are Delaware limited liability companies. Each AmerUs LLC may offer, issue and sell, from time to time, LLC preferred securities. We will guarantee the payments on the LLC preferred securities, as described in this prospectus and in an applicable prospectus supplement. We will own the membership interests represented by the common securities to be issued by each AmerUs LLC.
      We, the AmerUs Trusts and the AmerUs LLCs may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
      Our common stock is listed on the New York Stock Exchange under the trading symbol “AMH.” Unless we state otherwise in a prospectus supplement, we will not list any other securities offered on an exchange.
       Investing in our securities involves risks that are described in the “Risk Factors” section beginning on page 5 of this prospectus.
       NONE OF THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE IOWA COMMISSIONER OF INSURANCE OR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this prospectus is July 15, 2005

Cautionary Statement Regarding Forward-Looking Statements
      This prospectus contains or incorporates statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
      Those statements include trend analyses and other information relative to markets for our products and trends in our operations or financial results as well as other statements that can be identified by the use of forward-looking language such as “may,” “should,” “believes,” “expects,” “anticipates,” “plans,” “estimates,” “intends,” “projects,” “goals,” “objectives,” or other similar expressions. Our actual results, performance or achievements could be materially different from the results expressed in, or implied by, those forward-looking statements. Those statements are subject to risks and uncertainties, including but not limited to, the risks described in this prospectus supplement and the accompanying prospectus supplement and other documents incorporated by reference. When considering those forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus and the accompanying prospectus supplement.
      A variety of factors could cause our actual results to differ materially from the expected results expressed in the company’s forward-looking statements, including those set forth in the risk factors and elsewhere in this prospectus or the documents incorporated by reference herein. Factors that may cause our actual results to differ materially from those we contemplate by the forward-looking statements include, among others, the following:

•	general economic conditions and other factors, including prevailing interest rate levels and stock and bond market performance, which may affect our ability to sell our products, the market value of our investments and the lapse rate and profitability of our policies;

•	our ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources;

•	customer response to new products, distribution channels and marketing initiatives;

•	mortality, morbidity, and other factors which may affect the profitability of our insurance products;

•	our ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims;

•	changes in the federal income tax and other federal laws, regulations and interpretations, including currently proposed federal measures that may significantly affect the insurance business including limitations on antitrust immunity, minimum solvency requirements, and changes to the tax advantages of life insurance and annuity products or programs with which they are used;

•	increasing competition in the sale of insurance and annuities and the recruitment of sales representatives;

•	regulatory changes, actions, interpretations or pronouncements, including those relating to the regulation of insurance companies and the regulation and sale of their products and the programs in which they are used;

•	our ratings and those of our subsidiaries by independent rating organizations which we believe are particularly important to the sale of our products;

•	the performance of our investment portfolios;

•	the impact of changes in standards of accounting;

•	our ability to integrate the business and operations of acquired entities;

•	expected protection products and accumulation products margins;

•	the impact of anticipated investment transactions; and

•	litigation or regulatory investigations or examinations.
      There can be no assurance that other factors not currently anticipated by us will not materially and adversely affect our business, financial condition, and results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. Forward-looking statements speak only as of the date the statement was made. We undertake no obligation to update or revise any forward-looking statement.

ii

About This Prospectus
      This summary provides a brief overview of the key aspects of AmerUs Group Co. and all material terms of the offered securities which are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, before making your investment decision, you should carefully read:

•	this prospectus, which explains the general terms of the securities that we may offer;

•	the accompanying prospectus supplement, which (1) explains the specific terms of the securities being offered and (2) updates and changes information in this prospectus; and

•	the documents referred to in “Where You Can Find More Information” for information on us, including our financial statements.
      This prospectus is part of a registration statement that we filed with the United States Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus or in combinations of these securities one or more offerings with a maximum aggregate initial offering price of up to $1,500,000,000. This prospectus provides a general description of the securities we may offer. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this document. Our business, financial condition, results of operations and prospects may have changed since that date. Each time we sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.” You should rely only on information contained in this prospectus or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different.
      When used in this prospectus or a prospectus supplement, the terms “AmerUs,” “we,” “our” and “us” refer to AmerUs Group Co. (including American Mutual Holding Company and AmerUs Life Holdings, Inc. as predecessor entities of AmerUs Group Co.), an Iowa corporation, and our consolidated subsidiaries, unless otherwise specified or indicated by the context. References to “AmerUs Trusts” mean AmerUs Capital IV and AmerUs Capital V. References to “AmerUs LLCs” mean AmerUs Group LLC I and AmerUs Group LLC II. References to AmerUs Group Co. refer to AmerUs Group Co. on an unconsolidated basis.
AmerUs Group Co.
      We are a holding company whose subsidiaries are primarily engaged in the business of marketing, underwriting and distributing a broad range of individual life, annuity and insurance deposit products to individuals and businesses in 50 states, the District of Columbia and the U.S. Virgin Islands. We have two reportable operating segments: protection products and accumulation products. The primary offerings of the protection products segment are interest-sensitive whole life, term life, universal life and indexed life insurance products. The primary offerings of the accumulation products segment are individual fixed annuities (comprised of traditional fixed annuities and indexed annuities) and funding agreements.
      We were founded in 1896 as the mutual insurer Central Life Assurance Company. In 1996, we became the first mutual insurance holding company, or MIHC, a structure that allows mutuals to access the public equity markets, which AmerUs did in 1997 with our initial public offering. In 2000, we reorganized our MIHC structure through a full demutualization and became a 100% public stock company.
      We have four main direct subsidiaries: AmerUs Life Insurance Company, or ALIC, an Iowa life insurance company; AmerUs Annuity Group Co., or AAG, a Kansas corporation; AmerUs Capital Management Group, Inc., or ACM, an Iowa corporation; and ILICo Holdings, Inc., an Indiana corporation.

      AAG owns, directly or indirectly, two Kansas life insurance companies: American Investors Life Insurance Company, Inc., or American; and Financial Benefit Life Insurance Company, or FBL.
      ILICo Holdings, Inc., has one wholly-owned subsidiary, Indianapolis Life Insurance Company, or ILIC, an Indiana life insurance company. ILIC has two wholly-owned subsidiaries: Bankers Life Insurance Company of New York, or Bankers Life, a New York life insurance company; and IL Securities, Inc., an Indiana corporation. When used in this prospectus or prospectus supplement, the term “ILICo” refers to ILICo Holdings, Inc. and its consolidated subsidiaries.
      Our principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948 and our telephone number is (515) 362-3600. You can find additional information concerning AmerUs and our business activities in the documents incorporated by reference in this prospectus.
The AmerUs Trusts
      We created each trust as a Delaware statutory trust pursuant to a certificate of trust, filed with the Secretary of State of the State of Delaware and a trust agreement, which we will refer to as a “trust agreement.” We will enter into an amended and restated trust agreement for each trust, which will state the terms and conditions for the trust to issue and sell its trust preferred securities and trust common securities. We will amend and restate each trust agreement in its entirety substantially in the form filed as an exhibit to the Registration Statement that includes this prospectus as of the date the trust preferred securities of such AmerUs Trust are initially issued. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended, which we refer to as the “Trust Indenture Act.” Each AmerUs Trust exists for the exclusive purposes of:

•	issuing and selling to the public trust preferred securities representing undivided beneficial interests in the assets of the AmerUs Trust,

•	issuing and selling to us trust common securities, representing undivided beneficial interests in the assets of the AmerUs Trust,

•	investing the proceeds of the sale of the trust preferred securities and the trust common securities in a series of corresponding debt securities or LLC preferred securities, as the case may be,

•	distributing the cash payments it receives from the debt securities or LLC preferred securities it owns to you and the other holders of trust preferred securities and us, as the holder of the trust common securities, and

•	engaging in other activities necessary, convenient or incidental to these purposes.
      Accordingly, the debt securities or LLC preferred securities, as the case may be, will be the sole assets of each trust and payments under the debt securities or LLC preferred securities, as the case may be, and the related expense agreement will be the sole source of revenue of each AmerUs Trust.
      We will own directly or indirectly all of the trust common securities of each AmerUs Trust. The trust common securities of a trust will rank equally with, and payments will be made pro rata with, the trust preferred securities of the trust, except that if an event of default under the trust agreement occurs, our rights as holder of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to your rights as a holder of the trust preferred securities. See “Description of Trust Preferred Securities of the AmerUs Trusts.”
      Unless otherwise specified in the applicable prospectus supplement, each AmerUs Trust has a term of approximately 45 years, but may terminate earlier as provided in its trust agreement. The trust’s business and affairs will be conducted by the issuer trustees and administrators appointed by us. As the holder of the common securities of each AmerUs Trust, we will initially appoint the trustees. Initially, the trustees will be:

•	The Bank of New York Trust Company, N.A., which will act as the issuer trustee;

•	The Bank of New York Trust Company, N.A., which will act as the property trustee;

•	The Bank of New York (Delaware), which will act as the “Delaware trustee”; and

•	Two of our employees or officers or those of our affiliates, who will act as “Administrators.”
      As the property trustee, The Bank of New York Trust Company, N.A. will act as sole indenture trustee under each trust agreement for purposes of compliance with the provisions of the Trust Indenture Act. The Bank of New York, NA will also act as indenture trustee under the guarantee, or “guarantee trustee,” and the indenture, until removed or replaced by the holder of the trust common securities of each AmerUs Trust. See “Description of Guarantees” and “Description of Junior Subordinated Debentures.” We, as the direct or indirect holder of the trust common securities of each AmerUs Trust, or if an event of default under the declaration has occurred and is continuing, the holders of a majority in liquidation amount of the trust preferred securities of each AmerUs Trust, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee. You will not have the right to vote to appoint, remove or replace the administrators; only we as the direct or indirect holder of the common securities will have these rights. The duties and obligations of the trustees are governed by the applicable trust agreement. Under the applicable trust agreement, all parties to the trust agreement will agree, and the holders of the stock purchase units upon purchase of their stock purchase units will be deemed to have agreed, for United States federal income tax purposes, to treat the AmerUs Trust as a grantor trust, the debt securities and the LLC preferred securities, as applicable, as indebtedness and the trust preferred securities of each AmerUs Trust as evidence of indirect beneficial ownership in the debt securities. See “Description of Guarantees” and “Description of Trust Preferred Securities of the AmerUs Trusts.”
      The rights of the holders of the trust preferred securities, including economic rights, rights to information and voting rights, are set forth in the applicable trust agreement, the Delaware Statutory Trust Act and the Trust Indenture Act. See “Description of Trust Preferred Securities of the AmerUs Trusts.” We will pay all fees and expenses related to the AmerUs Trust and the offering of the trust preferred securities and stock purchase units and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the AmerUs Trusts, except for payments made on the trust preferred securities or the trust common securities subject to the guarantee.
      The AmerUs Trusts are “finance subsidiaries” of AmerUs within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the AmerUs Trusts are included in this Registration Statement that contains this prospectus, as we do not expect that the AmerUs Trusts will file reports with the SEC under the Exchange Act.
The AmerUs LLCs
      Each AmerUs LLC is a limited liability company formed under the Delaware Limited Liability Company Act, as amended, pursuant to a certificate of formation filed with the Delaware Secretary of State. Each AmerUs LLC has an initial limited liability agreement, which we refer to herein as a “LLC agreement,” entered into by AmerUs, as the sole member. The LLC agreement for each AmerUs LLC will be amended and restated and will state the precise and detailed terms for the LLC preferred securities and LLC common securities.
      Each AmerUs LLC exists for the exclusive purposes of:

•	issuing and selling to us its LLC common securities;

•	issuing its LLC preferred securities, initially to an AmerUs Trust;

•	investing the proceeds of the LLC common securities and the LLC preferred securities in debt or equity securities of its parent and such other assets as are permissible for a finance subsidiary under Rule 3a-5 of the Investment Company Act of 1940, as amended (the “Investment Company Act”); and

•	engaging in any related or incidental activities.

      The LLC agreement, as amended and restated, for each AmerUs LLC will provide that:

•	AmerUs or one of its majority-owned subsidiaries will at all times hold more than 50 percent of the applicable AmerUs LLC’s outstanding voting securities;

•	any securities issued by the LLC that are convertible into or exchanged into other securities may only be converted or exchanged into debt or equity securities issued by AmerUs or a subsidiary of AmerUs;

•	the LLC must invest in securities of or loan to AmerUs or companies controlled by AmerUs at least 85% of any cash or cash equivalent raised by the LLC through its offering of securities within six months of receipt; and

•	all voting securities of the applicable AmerUs LLC must be held directly or indirectly by AmerUs.
      The AmerUs LLCs are “finance subsidiaries” of AmerUs within the meaning of Rule 3-10 of Regulation S-X under the Securities Act. As a result, no separate financial statements of the AmerUs LLCs are included in the registration statement that contains this prospectus, as we do not expect that the AmerUs LLCs will file reports with the SEC under the Exchange Act.
      AmerUs will pay all fees and expenses related to the AmerUs LLCs.
      The principal executive office of each AmerUs LLC is c/o AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600.

Risk Factors
Risks Relating to Our Business

Payment of dividends by our life insurance subsidiaries to us is regulated by state insurance laws.
      Payment of dividends by our life insurance subsidiaries to us is regulated by the state insurance laws of their respective jurisdictions of incorporation. Our significant life insurance subsidiaries are domiciled in Iowa, Kansas and Indiana. State insurance laws of each of these jurisdictions generally impose limitations on the ability of each of these subsidiaries to pay dividends to us. If any proposed dividend payment exceeds stated statutory limitations, our subsidiary must obtain the prior approval of the insurance commissioner of that state to pay that dividend amount. In addition, the amount of dividends that we actually receive from our subsidiaries depends upon their respective business and financial performance and may be less than the maximum amounts permitted under statutory limitations. If any of our life insurance subsidiaries cannot pay dividends or interest to us in the future, our ability to pay interest and dividends would be significantly reduced, which may adversely affect the trading prices of our common stock and our ability to service interest payments on our indebtedness.

We face competition from other insurance companies, banks and non-insurance financial service companies for customers and sales agents.
      We compete for customers and agents and other distributors of life insurance and annuity products with a large number of other insurers and non-insurance financial service companies, such as banks, broker-dealers and mutual funds. We believe that this competition is based on a number of factors, including service, product features, scale, price, commission structure, financial strength, claims-paying ratings, credit ratings, business capabilities and name recognition. Many of our competitors have greater financial resources than we do, offer a broader array of products, are regulated differently and have more competitive pricing. Many other insurers have higher claims-paying ability and financial strength ratings than we do. National banks, with their large existing customer bases, may increasingly compete with insurers as a result of court rulings allowing national banks to sell annuity or other insurance products in some circumstances, and as a result of recently enacted legislation removing restrictions on bank affiliations with insurers. Specifically, the Gramm-Leach-Bliley Act of 1999 permits mergers that combine commercial banks, insurers and securities firms under one holding company. These developments may continue to increase our competition by substantially increasing the number, size and financial strength of our potential competitors who may be able to offer more competitive pricing than we can, due to economies of scale.

If we are unable to attract and retain sales representatives and develop new distribution channels, sales of our products and services may be reduced.
      We distribute our life insurance and annuity products and services through a variety of distribution channels, including our own sales organizations, independent brokers, banks, broker-dealers and other third-party marketing organizations. We must attract and retain sales representatives to sell our life insurance and annuity products. Strong competition exists among financial services companies for effective sales representatives. We compete with other financial services companies for sales representatives primarily on the basis of our financial position, support services, compensation and product features. Our competitiveness for such agents also depends upon the relationships we develop with these agents. If we are unable to attract and retain sufficient sales representatives to sell our products, our ability to compete, our sales of insurance and annuity products and our revenues would suffer.

Future downgrades in the ratings of our life insurance subsidiaries or in our credit ratings could adversely affect sales of our life insurance and annuity products and our financial condition and results of operations.
      Ratings with respect to claims-paying ability and financial strength are increasingly important factors in establishing the competitive position of insurance companies. Each rating agency reviews its ratings periodically and there can be no assurance that our current ratings will be maintained in the future. Our claims-paying and financial strength ratings are based upon factors relevant to policyowners and are not directed toward protection of investors in our securities.
      A ratings downgrade, or the potential for a downgrade, of any of our life insurance subsidiaries could, among other things:

•	materially increase the number of policy or contract surrenders for all or a portion of their net cash values and withdrawals by policyholders of cash values from their policies;

•	result in the termination of our relationships with broker-dealers, banks, agents, wholesalers and other distributors of our products and services;

•	adversely affect our ability to obtain reinsurance at reasonable prices or at all;

•	reduce new sales, particularly with respect to general account guarantees and funding agreements purchased by financial institutions; and

•	result in higher interest rates becoming payable on outstanding loans under our existing revolving credit facility.
      In addition to the financial strength ratings of our insurance subsidiaries, various ratings agencies also publish credit ratings for our company. Ratings agencies assign ratings based upon several factors, some of which relate to general economic conditions and circumstances outside of our control. In addition, rating agencies may employ different models and formulas to assess our financial strength, and may alter these models from time to time in their discretion. These models and formulas may include factors beyond our control such as general economic conditions. We cannot predict what actions rating agencies may take, or what actions we may be required to take in response to the actions of rating agencies, which could adversely affect our business. A downgrade in our credit ratings could increase our cost of borrowing, which could have a material adverse effect on our financial condition and results of operations.

Severe interest rate fluctuations could (i) have a negative impact on policyowner behavior, (ii) adversely affect our ability to pay policyowner benefits and other business expenses and (iii) negatively impact our financial condition and operations.
      Severe interest rate fluctuations could adversely affect the ability of our life insurance subsidiaries to pay policyowner benefits from operating and investment cash flows, cash on hand and other cash sources. We seek to limit the impact of changes in interest rates on the profitability and surplus of our life insurance operations by managing the duration of our assets relative to the duration of our liabilities. During a period of rising interest rates, policy surrenders, withdrawals and requests for policy loans may increase as customers seek to achieve higher returns. Despite our efforts to reduce the impact of rising interest rates, we may be required to sell assets to raise the cash necessary to respond to such surrenders, withdrawals and loans, thereby realizing capital losses on the assets sold. An increase in policy surrenders and withdrawals may also require us to accelerate amortization of policy acquisition costs relating to these contracts, which would further reduce our net income.
      During periods of declining interest rates, borrowers may prepay or redeem mortgage loans and fixed maturity securities that we own, which would force us to reinvest the proceeds at lower interest rates. Most of our insurance and annuity products provide for guaranteed minimum yields and we are unable to lower our payouts to customers below these minimums in response to the lower return we will earn on our investments. In addition, it may be more difficult for us to maintain our desired spread between the investment income that we earn and our payouts to customers during periods of declining interest rates thereby reducing our profitability. A reduction in interest rates could also depress the market for our fixed annuity products. While policyowners may pay surrender charges to terminate policies, such terminations would reduce our future income.

We may be exposed to unidentifiable or unanticipated liabilities if we cannot effectively manage our operational, legal, regulatory and other risks, which could negatively affect the amounts that our subsidiaries may distribute to us as dividends.
      We have devoted significant resources to developing our risk management policies and procedures and we expect to continue to do so in the future. Nonetheless, these policies and procedures that identify, monitor and manage operational, legal, regulatory and other risks may not be fully effective. Many of the methods of managing risk and exposures are based upon the use of observed historical market behavior or statistics based on historical models. As a result, these methods may not accurately predict future exposures, which could be significantly greater than historical measures indicate. Other risk management methods depend upon the evaluation of information regarding markets, clients or other matters that is publicly available or otherwise accessible to us and that may not always be accurate, complete, up-to-date or properly evaluated. Management of operational, legal, regulatory and other risks requires, among other things, policies and procedures to record properly and verify a large number of transactions and events, and these policies and procedures may not be fully effective. If any of our subsidiaries are exposed to unexpected liabilities or losses due to a failure of our risk management policies or procedures, its business, financial condition and results of operations may be negatively affected, which may also reduce the amount that it can distribute to us as dividends.

Our reserves established for future policy benefits and claims may prove inadequate, requiring us to increase liabilities.
      Our earnings depend significantly upon the extent to which our actual claims experience is consistent with the assumptions used in setting prices for our products and establishing liabilities for future insurance and annuity policy benefits and claims. The liability that we have established for future policy benefits is based on assumptions concerning a number of factors, including the amount of premiums that we will receive in the future, rate of return on assets we purchase with premiums received, expected claims, expenses and persistency, which is the measurement of the percentage of insurance policies remaining in force from year to year as measured by premiums. However, due to the nature of the underlying risks and the high degree of uncertainty associated with the determination of the liabilities for unpaid policy benefits and claims, we cannot determine precisely the amounts which we will ultimately pay to settle these liabilities. As a result, we may experience volatility in the level of our reserves from period to period. To the extent that actual claims experience is less favorable than our underlying assumptions, we could be required to increase our liabilities, which may harm our financial strength and reduce our profitability.

Our investment portfolio is subject to risks which may diminish the value of our invested assets and affect our sales and profitability.
      We are subject to the risk that the issuers of the fixed maturity and other debt securities we own will default on principal and interest payments, particularly if a major downturn in economic activity occurs. As of March 31, 2005, our investment operations held $17.3 billion of fixed maturity securities, or 91% of our total invested assets, of which less than 8% were below investment grade. The occurrence of a major economic downturn, acts of corporate malfeasance or other events that adversely affect the issuers of these securities could cause the value of our fixed maturities portfolio and our net earnings to decline and the default rate of the fixed maturity securities in our investment portfolio to increase. A ratings downgrade affecting particular issuers or securities could also have a similar effect. An increase in defaults on our fixed maturity securities portfolio could harm our financial strength and reduce our profitability.
      We may also have difficulty selling our privately placed fixed maturity securities and mortgage loan investments because they are less liquid than our publicly traded securities. As of March 31, 2005, our privately placed fixed maturity securities and mortgage loan investments represented approximately 16% of the value of our invested assets. If we require significant amounts of cash on short notice, we may have difficulty selling these investments at attractive prices, in a timely manner, or both.
      We use derivative instruments to hedge various risks we face in our businesses. We enter into a variety of derivative instruments, including interest rate swaps, swap options, financial futures and call options, with a number of counterparties. If, however, our counterparties fail to honor their obligations under the derivative instruments, we will have failed to hedge the related risk effectively. That failure may harm our financial strength and reduce our profitability.

Other market fluctuations and general economic, market and political conditions may also negatively affect our business and profitability.
      Our investment returns, and thus our profitability, may also be adversely affected from time to time by conditions affecting our specific investments and, more generally, by stock, real estate and other market fluctuations and general economic, market and political conditions.
      Our ability to make a profit on insurance products and annuities depends in part on the returns on investments supporting our obligations under these products and the value of specific investments may fluctuate substantially depending on the foregoing conditions.
      The current uncertain trends in the U.S. and international economic and investment climates may adversely affect our businesses and profitability in 2005, and may be expected to continue to do so unless conditions improve.

Applicable laws and our Amended and Restated Articles of Incorporation and Amended and Restated By-laws may discourage takeovers and business combinations that our stockholders and other security holders might consider in their best interests.
      State laws and our Amended and Restated Articles of Incorporation and Amended and Restated By-laws may delay, defer, prevent, or render more difficult a takeover attempt that our stockholders and other security holders might consider to be in their best interests. For instance, they may prevent our stockholders from receiving the benefit from any premium to the market price of our common stock offered by a bidder in a takeover context. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of our common stock if they are viewed as discouraging takeover attempts in the future. State laws and our Amended and Restated Articles of Incorporation and Amended and Restated By-laws may also make it difficult for our stockholders to replace or remove our management, which may also delay, defer or prevent a change in our control, which may not be in the best interests of our stockholders.
      Under the Iowa insurance laws, no person may acquire beneficial ownership of more than 5% of the outstanding shares of the common stock of AmerUs without the prior approval of the Iowa Commissioner of Insurance prior to September 20, 2005.
      In addition, laws of the various states where each of our significant life insurance subsidiaries is located also require the prior approval of the relevant state insurance commissioner for any change of control in AmerUs and/or that subsidiary as specified under such state laws.
      Provisions in our Amended and Restated Articles of Incorporation and Amended and Restated By-laws may delay, defer or prevent a takeover attempt, including provisions:

•	permitting our board of directors to issue one or more series of preferred stock;

•	dividing our board of directors into three classes;

•	permitting our board of directors to fill vacancies on our board of directors; and

•	imposing advance notice requirements for stockholder proposals and nominations of directors to be considered at stockholder meetings.

Our insurance subsidiaries are heavily regulated, and changes in insurance, securities and other regulation in the United States may reduce our profitability.
      Our life insurance subsidiaries are subject to regulation by state regulators under the insurance laws of states in which they conduct business. ALIC’s domiciliary regulator is the Iowa Insurance Division. In addition, American’s domiciliary regulator is the Kansas Insurance Department; ILIC’s domiciliary regulator is the Indiana Insurance Department; and Bankers Life’s domiciliary regulator is the New York Insurance Department. In addition to their domiciliary regulators, these insurance subsidiaries are subject to regulation in their non-domiciliary states in which they do business by the insurance regulators of such states. The purpose of such regulation is primarily to provide safeguards for policyowners rather than to protect the interests of shareholders. The insurance laws of the various states establish regulatory agencies with broad administrative powers including the authority to grant or revoke operating licenses and to regulate sales practices, investments, privacy protection, dividend-paying capacity, advertising, affiliate transactions, deposits of securities, the form and content of financial statements and insurance policies, contract forms, rates and pricing for our products, accounting practices, admittance of assets and the maintenance of specified reserves and capital.
      Certain of our protection products and accumulation products are innovative and relatively new. The regulatory framework at the state and federal level applicable to such products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. For example, the SEC or other regulatory bodies could propose new regulations or policies with respect to indexed insurance products which may affect the marketing of such products or impose new or additional requirements on some or all such products. In addition, our joint venture with Ameritas Life Insurance Corporation is also subject to regulation under federal and state securities laws in connection with its sale of variable life and annuity products. Changes to laws or regulations that restrict the conduct of such business could reduce the value of our investment in this joint venture.

We may experience volatility in net income due to accounting for derivatives.
      We hold derivative financial instruments to hedge growth in policyowner liabilities for certain protection and accumulation products and to hedge market risk for fixed income investments. These derivatives qualify for hedge accounting or are considered economic hedges. Hedge accounting results when we designate and document the hedging relationships involving derivative instruments. Economic hedging instruments are those instruments whose change in fair value acts as a natural hedge against the change in fair value of hedged assets or liabilities with both changes wholly or partially being offset in earnings.
      To hedge equity market risk, we primarily use the Standard & Poor’s 500 Composite Stock Index® call options to hedge the growth in interest credited to the customer as provided by our indexed products. We may also use interest rate swaps or options to manage our fixed products’ risk profile. Generally, credit default swaps are coupled with a bond to synthetically create an instrument cheaper than an equivalent investment traded in the cash market.
      The change in fair value for derivative financial instruments may not equal changes in values of underlying hedged assets or liabilities resulting in potential volatility in net income.

We may experience volatility in net income due to recent changes in accounting for share-based payments.
      In December 2004, the Financial Accounting Standards Board issued a revision to Statements of Financial Accounting Standards No. 123, “Share-Based Payment,” (SFAS 123R) which is a revision of Statements of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation,” (SFAS 123). SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on fair values. Pro forma disclosure of fair value information is no longer an alternative. The implementation date of the statement has been delayed and will be effective for the fiscal year beginning after June 15, 2005. Net income will be reduced as a result of expensing such share-based payments upon adoption of SFAS 123R.

Changes in tax laws or their interpretation could make some of our products less attractive to consumers.
      Changes in tax laws or their interpretation could make some of our products less attractive to consumers. For example, reductions in the federal income tax that investors are required to pay on long-term capital gains or dividends may provide an incentive for some of our customers and potential customers to shift assets into mutual funds and away from products, including life insurance and annuities, designed to defer taxes payable on investment returns. Because the income taxes payable on long-term capital gains and some dividends paid on stock have been reduced, investors may decide that the tax-deferral benefits of annuity contracts are less advantageous than the potential after-tax income benefits of mutual funds or other investment products that provide dividends and long-term capital gains. A shift away from life insurance and annuity contracts and other tax-deferred products would reduce our income from sales of these products, as well as the assets upon which we earn investment income.
      Additionally, the President’s Advisory Panel on Federal Tax Reform is currently considering wholesale changes to our tax system. Some alternatives under debate include the use of a consumption-based tax system, which might negatively impact the attractiveness of annuities and life insurance products. Estate tax reform continues to remain on Congress’s agenda. Elimination or significant reduction of the estate tax could also negatively affect sales of life insurance products.
      We cannot predict whether any legislation will be enacted, what the specific terms of any such legislation would be or whether any such legislation would have a material adverse effect on our sales, financial condition, and results of operations.

Future acquisitions that we make may result in certain risks for our business and operations.
      We have made a number of significant acquisitions in the past and we may make additional acquisitions in the future. Acquisitions involve a number of risks, including the diversion of our management’s attention and other resources, the incurrence of unexpected liabilities and the loss of key personnel and clients of acquired companies. Any intangible assets that we acquire may have a negative impact on our financial statements. In addition, the success of our future acquisitions will depend in part on our ability to combine operations, integrate departments, systems and procedures and obtain cost savings and other efficiencies from the acquisitions. We may incur significant additional indebtedness, including assuming an acquired company’s debt, in connection with a future acquisition, which may have an adverse effect on our financial ratings and results. If we finance an acquisition through the issuance of our common stock, there may be a dilution of the ownership interests represented by our common stock. Failure to effectively consummate or manage our future acquisitions may adversely affect our existing businesses and harm our operational results.

Litigation and regulatory investigations may harm our financial strength and reduce our profitability.
      In recent years, the life insurance industry, including AmerUs Group Co. and our subsidiaries, has been subject to an increase in litigation pursued on behalf of purported classes of insurance purchasers, questioning the conduct of insurers in the marketing of their products.
      In connection with our insurance operations, plaintiffs’ lawyers bring class actions and individual suits alleging, among other things, issues relating to sales or underwriting practices, claims payments and procedures, product design, disclosure, administration, additional premium charges for premiums paid on a periodic basis, denial or delay of benefits and breaches of fiduciary or other duties to customers. Some of these claims and legal actions are in jurisdictions where juries are given substantial latitude in assessing damages, including punitive and exemplary damages, and the damages claimed and the amount of any probable and estimable liability, if any, may remain unknown for substantial periods of time. In addition, regulatory bodies, such as state insurance departments and attorneys general, periodically make inquiries and conduct examinations concerning our compliance with insurance and other laws. We respond to such inquiries and cooperate with regulatory examinations in the ordinary course of business.
      Due to the vagaries of litigation, the outcome of a litigation matter and the amount or range of potential loss at particular points in time may normally be inherently impossible to ascertain with any degree of certainty. Estimates of possible additional losses or ranges of loss for particular matters cannot in the ordinary course be made with a reasonable degree of certainty. Liabilities are established when it is probable that a loss has been incurred and the amount of the loss can be reasonably estimated. It is possible that some of the matters could require us to pay damages or make other expenditures or establish accruals in amounts that cannot be estimated as of a balance sheet date. Moreover, even if we ultimately prevail in the litigation, regulatory action or investigation, we could suffer significant reputational harm, which could have a material adverse effect on our business, financial condition and results of operations, including our ability to attract new customers, retain our current customers and recruit and retain employees. Additionally, regulatory inquiries may cause increased volatility in the price of stocks of companies in our industry.
      Currently, AmerUs Group Co. and/or certain of our subsidiaries are defendants in class action lawsuits brought in California, Pennsylvania and Kansas as well as suits by the attorneys general of California and Pennsylvania on behalf of purchasers of insurance products and related services. These lawsuits relate to the use of purportedly inappropriate sales techniques and products for the senior citizen market. The plaintiffs in these lawsuits are seeking a variety of damages including restitution of all surrender charge penalties, injunctive relief, punitive and other indirect damages and attorneys fees. These complaints allege, among other things, that the defendants engaged in the unauthorized practice of law, claims related to the suitability of the products for, and the manner in which they were sold to, the senior citizen market and other violations of California’s insurance laws. The plaintiffs seek civil penalties, restitution, injunctive relief and other relief and damages. In one of these suits, Cheves v. American Investors Life Insurance Company, Family First Advanced Estate Planning and Family First Insurance Services, filed on October 20, 2003 in California state court, class certification has been granted by the court.
      Our pending litigation (including, without limitation, the proceedings described in the preceding paragraphs) is subject to many uncertainties, and given its complexity and scope, the outcomes cannot be predicted. Given these uncertainties, we are unable to estimate the possible loss or range of loss that may result from our pending litigation. It is possible that the our results of operations or cash flow in a particular quarterly or annual period could be materially affected by an ultimately unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. It is also possible that related investigations and proceedings may be commenced in the future, and we could become subject to further investigations and have lawsuits filed or enforcement actions initiated against us. In addition, increased regulatory scrutiny and any resulting investigations or proceedings could result in new legal actions or precedents and industry-wide regulations or practices that could adversely affect our business, financial condition and results of operation.

We may need to fund deficiencies in our closed blocks; assets allocated to the closed blocks benefit only the holders of closed block policies.
      We have established two closed blocks, which we refer to collectively as the “Closed Block”. The first was established on June 30, 1996 in connection with the reorganization of ALIC from a mutual company to a stock company. The second was established as of March 31, 2000 in connection with the reorganization of ILIC from a mutual company to a stock company. Insurance policies which had a dividend scale in effect as of each Closed Block establishment date were included in the Closed Block. The Closed Block was designed to provide reasonable assurance to owners of insurance policies included therein that, after the reorganization of ALIC and ILIC, assets would be available to maintain the dividend scales and interest credits in effect prior to the reorganization if the experience underlying such scales and credits continues. Any excess of cumulative favorable experience for Closed Block policies over unfavorable experience will be available for distribution over time to the Closed Block policyowners and will not be available to us.
      AmerUs will continue to pay guaranteed benefits under the policies included in the Closed Block in accordance with their terms. Assets included in our Closed Block, cash flows generated by these assets and anticipated revenues from policies included in the Closed Block may not be sufficient to provide for the benefits guaranteed under these policies. If they are not sufficient, AmerUs must fund the shortfall from its general funds. Even if they are sufficient, we may choose for business reasons to support dividend payments on policies in either of the Closed Block with our general account funds.
      Assets included in each Closed Block, cash flows generated by such assets and anticipated revenues from policies in each Closed Block will benefit only the holders of those policies. Unless the relevant state Insurance Commissioner consents to an earlier termination, each Closed Block will continue to be in effect until the date on which none of the policies in that Closed Block remain in force. We bear the costs of operating and managing the Closed Block and, accordingly, such costs were not funded as part of the assets allocated to the Closed Block. Any increase in such costs in the future would be borne by us.

The continued threat of terrorism and military actions may adversely affect our investment portfolio.
      The continued threat of terrorism within the United States and abroad, and the military action and heightened security measures in response to that threat, may cause additional disruptions to commerce, reduced economic activity and continued volatility in markets throughout the world, which may decrease our net income, revenue and assets under management. Some of the assets in our investment portfolio, such as airline and leisure industry securities, have been adversely affected by the declines in the securities markets and economic activity caused by the terrorist attacks and the military action and heightened security measures. The effect of these events on the valuation of these investments is uncertain and there may be additional impairments.
      Moreover, the cost and possibly the availability, in the future, of reinsurance covering terrorist attacks for our individual life, accidental death and dismemberment and disability insurance operations are uncertain. Although our ratings have not been affected by the terrorist attacks on the United States and remain stable, over time the rating agencies could re-examine the ratings affecting the insurance industry generally, including the ratings of our life insurance subsidiaries. In addition, declines in the securities markets and reduced commercial and economic activity may impact our assumptions in assessing the value of intangibles from prior acquisitions and the amortization patterns for deferred policy acquisition costs. In the event there is a need to change our assumptions, this may lead to a material impairment of these assets.

If reinsurance becomes unavailable or more costly, our profitability could suffer.
      As part of our risk management and capacity strategy, our insurance subsidiaries cede insurance to other insurance companies through reinsurance. However, we remain liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it. Additionally, we assume policies of other insurers. The cost of reinsurance is, in some cases, reflected in the premium rates charged by us. Under certain reinsurance agreements, the reinsurer may increase the rate it charges us for the reinsurance. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable, we could be adversely affected.
      Any regulatory or other adverse development affecting the ceding insurer could also have an adverse effect on us. Market conditions beyond our control influence the availability and cost of the reinsurance protection we purchase. Any decrease in the amount of our reinsurance will increase our risk of loss and any increase in the cost of our reinsurance will, absent a decrease in the amount of reinsurance, reduce our earnings. Accordingly, we may be forced to incur additional expenses for reinsurance or may not be able to obtain sufficient reinsurance on acceptable terms, which could adversely affect our ability to write future business or result in our assuming more risk with respect to those policies we issue.
      As a result of consolidation of the life reinsurance market and other market factors, capacity in the life reinsurance market has decreased. Further, life reinsurance is currently available at higher prices and on less favorable terms than those prevailing between 1997 and 2003. It is likely that this trend will continue, although we cannot predict to what extent. Further consolidation, regulatory developments, catastrophic events or other significant developments affecting the pricing and availability of reinsurance could materially harm the reinsurance market and our ability to enter into reinsurance contracts.

We are exposed to potential risks from legislation requiring companies to evaluate their internal control over financial reporting.
      Under Section 404 of the Sarbanes-Oxley Act of 2002, effective as of year-end 2004, our auditors are required to attest to certain matters relating to our control environment. We believe that our control environment is effective; however, it is possible that adverse attestations with respect to either us or other companies in the industry, or in business in general could result in a loss of investor confidence and/or impact us or the environment in which we operate.

The occurrence of events unanticipated in our disaster recovery systems and management continuity planning could impair our ability to conduct business effectively.
      In the event of a disaster such as a natural catastrophe, an industrial accident, a blackout, a computer virus, a terrorist attack or war, unanticipated problems with our disaster recovery systems could have a material adverse impact on our ability to conduct business and on our results of operations and financial condition, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data. Despite our implementation of network security measures, our servers could be subject to physical and electronic break-ins, and similar disruptions from unauthorized tampering with our computer systems. In addition, in the event that a significant number of our managers were unavailable in the event of a disaster, our ability to effectively conduct our business could be severely compromised.

Where You Can Find More Information
      We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and, in accordance with those requirements, file reports, proxy statements and other information with the Commission. The reports, proxy statements and other information that we file with the Commission, including the Registration Statement of which this prospectus is a part, can be inspected and copied at the public reference facilities maintained by the Commission at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference room. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Our reports are also on file at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.
      We along with the AmerUs Trusts and the AmerUs LLCs have filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, with respect to the securities we contemplate offering pursuant to this prospectus and a later prospectus supplement containing specific terms of the securities to be offered. This prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained in this prospectus or in any prospectus supplement concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of the document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company, the AmerUs Trusts and the AmerUs LLCs and the securities we contemplate offering pursuant to this prospectus and a later prospectus supplement containing specific terms of the securities to be offered, we refer you to the Registration Statement, including the exhibits to the Registration Statement and the documents incorporated into the Registration statement by reference, which you can examine at the Commission’s principal office, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, or obtain copies from the Commission at such office upon payment of the fees prescribed by the Commission.
      No separate financial statements of the AmerUs Trusts and the AmerUs LLCs have been included or incorporated by reference in this prospectus. We do not consider those financial statements material to holders of the trust preferred securities and, if applicable, the corresponding LLC preferred securities because the AmerUs Trusts and the AmerUs LLCs are special purpose entities, have no operating history or independent operations and are not engaged in, and do not propose to engage in, any activity other than their holding, in the case of the AmerUs Trusts, as trust assets the debt securities of the Company or LLC preferred securities of the AmerUs LLCs, and their issuance of the trust preferred securities and trust common securities; and, in the case of the AmerUs LLCs, holding as assets of the applicable AmerUs LLC, debt or equity securities of the Company and other permitted assets and their issuance of LLC preferred securities and LLC common securities. The AmerUs Trusts are statutory trusts formed under the laws of the State of Delaware. As of the date of this prospectus, we beneficially own all of the beneficial interests in the trust common securities of each AmerUs Trust and the LLC common securities of each AmerUs LLC. The Company’s and the AmerUs Trusts’ and the AmerUs LLCs’ principal executive offices are located at 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600. For more information on the AmerUs Trusts, see “Description of Trust preferred securities of the AmerUs Trusts.” For more information on the AmerUs LLCs, see “Description of LLC Preferred Securities.”

Incorporation of Certain Documents by Reference
      The following documents previously filed with the Commission are incorporated herein by reference; provided, however, that the Company is not incorporating any information furnished under either Item 2.02 or Item 7.01 of any Current Report on Form 8-K:

1. Annual Report on Form 10 K for the fiscal year ended December 31, 2004;

2. Quarterly Report on Form 10-Q for the quarter ended March 31, 2005;

3. Current Reports on Form 8-K filed February 10, 2005, February 17, 2005, May 4, 2005 and June 15, 2005;

4. Proxy Statement for the Annual Meeting of Shareholders Held on April 28, 2005.
      All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering under this prospectus will be deemed to be incorporated by reference in this prospectus or any prospectus supplement and to be part of this prospectus from the date of filing of those documents (excluding any Current Reports on Form 8-K furnished pursuant to Items 2.02 or 7.01 or any other Items that are not, pursuant to Commission rules deemed to be filed with the Commission or subject to the liabilities of Section 18 of the Exchange Act).
      Any statement contained in this prospectus, or in a document all or a portion of which is incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement. To the extent that any proxy statement is incorporated by reference in this prospectus, incorporation will not include any information contained in the proxy statement that is not, pursuant to the Commission’s rules, deemed to be “filed” with the Commission or subject to the liabilities of Section 18 of the Exchange Act.
      We will provide without charge to you, upon your written or oral request, a copy of any or all of the documents incorporated in this prospectus by reference (other than exhibits to those documents unless those exhibits are specifically incorporated by reference into those documents). Any request for these documents should be directed to James A. Smallenberger, Senior Vice President and Secretary, AmerUs Group Co., 699 Walnut Street, Des Moines, Iowa 50309-3948, telephone number (515) 362-3600.

Use of Proceeds
      Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered by this prospectus are expected to be used for general corporate purposes, including without limitation, working capital, capital expenditures, investments in subsidiaries, acquisitions, and refinancing of debt, including commercial paper and other short term indebtedness. The proceeds from the sale of trust preferred securities received by AmerUs Trusts will be invested in the debt securities of AmerUs Group Co. or LLC preferred securities, as applicable. Each AmerUs LLC will use the proceeds from the sale of its LLC preferred securities to acquire debt or equity securities of AmerUs Group Co. and such other assets as are permissible for a finance subsidiary under Rule 3(a)(5) of the Investment Company Act. Except as may otherwise be described in the prospectus supplement relating to the trust preferred securities and, if applicable, the corresponding LLC preferred securities we expect to use the net proceeds from the sale of such junior subordinated debentures to the AmerUs Trusts or the AmerUs LLCs, as applicable, for general corporate purposes including, without limitation, those purposes described above. Any specific allocation of the proceeds to a particular purpose that has been made at the date of any prospectus supplement will be described in that prospectus supplement.
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends
      The ratio of earnings to fixed charges and the ratio of earnings to fixed charges and preferred stock dividends for each of the periods indicated is set forth below. For purposes of computing these ratios, earnings consist of income from continuing operations before income taxes and fixed charges. Fixed charges consist of interest credited on annuity and universal life contracts and interest expense on debt and amortization of debt expense.

	Three Months
	Ended
	March 31,		Year Ended December 31,

	2005	2004	2004	2003	2002	2001	2000

Ratio of Earnings to Fixed Charges	1.67	1.20	1.40	1.40	1.19	1.33	1.28
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends	1.67	1.20	1.40	1.40	1.19	1.33	1.28

Description of Securities
      This prospectus contains summary descriptions of the debt securities, common stock, preferred stock, warrants, depositary shares, stock purchase contracts, and stock purchase units that we and/or the AmerUs Trusts or the AmerUs LLCs may sell from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, this prospectus, together with the applicable prospectus supplements, contains the material terms of the securities being offered.
Description of Debt Securities
      We may offer debt securities, consisting of notes, debentures and other evidences of indebtedness in one or more series. These debt securities will be either senior debt securities or subordinated debt securities. Unless we specify otherwise in the applicable prospectus supplement, we will issue the debt securities pursuant to the indentures described below, which we will refer to as the “senior indenture” and the “subordinated indenture,” each as an “indenture” and, together, the “indentures.” In each case, the indenture will be between us and the trustee identified in the indenture, who we refer to as an “indenture trustee.” Except as provided in the applicable prospectus supplement and except for the subordination provisions of the subordinated indenture, for which there are no counterparts in the senior indenture, the provisions of the subordinated indenture are substantively identical to the provisions of the senior indenture.
      The following description of the terms of the indentures is a summary of certain general provisions of the indentures and does not purport to be complete and is subject to, and qualified by, the indentures as they may be amended from time to time. It summarizes only those portions of the indentures which we believe will be most important to your decision to invest in our debt securities. You should keep in mind, however, that it is the indentures, and not this summary, which define your rights as a debt holder. There may be other provisions in the indentures which are also important to you. You should read the indentures for a full description of the terms of the debt. The senior indenture and the subordinated indenture are filed as exhibits to the Registration Statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of the senior indenture and the subordinated indenture.
      We may from time to time without notice to, or the consent of, the holders of the debt securities, create and issue additional debt securities under the indentures, equal in rank to existing debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of the new debt securities, or except for the first payment of the interest following the issue date of the new debt securities) so that the new debt securities may be consolidated and form a single series with existing debt securities and have the same terms as to status, redemption and otherwise as existing debt securities.
General
      The debt securities will be our unsecured obligations. Unless we state otherwise in the applicable prospectus supplement, we may issue the debt securities in one or more series through an indenture that supplements the senior indenture or the subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors. The indentures do not limit the aggregate amount of debt securities which we may issue under the indentures, nor do they limit our incurrence or issuance of other secured or unsecured debt. The debt securities that we issue under the senior indenture will be unsecured and will rank equally in right of payment with all of our other unsecured and unsubordinated debt obligations. The debt securities that we issue under the subordinated indenture will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated indenture, to all of our senior indebtedness. See “Description of Debt Securities — Subordination under the Subordinated Indenture.” We rely on dividends from our subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Payment of dividends by our insurance subsidiaries is regulated by applicable insurance laws. Accordingly, the debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the debt securities.

The Trustees
      Unless otherwise specified in the applicable prospectus supplement, The Bank of New York Trust Company, N.A., will be the indenture trustee under the senior indenture, and The Bank of New York Trust Company, N.A., will be the indenture trustee under the subordinated indenture. We may also maintain banking and other commercial relationships with the indenture trustees and their affiliates in the ordinary course of our business.
      Each indenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Neither trustee is required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.
Terms of the Debt Securities
      You should refer to the applicable prospectus supplement which will accompany this prospectus for a description of the specific series of debt securities. These terms may include the following:

•	the title of the debt securities, including whether the debt securities are senior debt securities or subordinated debt securities and whether we will issue the debt securities under the senior indenture or the subordinated indenture;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of and premium, if any, on the debt securities will mature or the method of determining the date or dates;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, or the method of calculating the rate or rates;

•	the date or dates from which interest, if any, will accrue or the method by which the date or dates will be determined;

•	the date or dates on which interest, if any, will be payable and the record date or dates for payment;

•	the place or places where principal of, premium, if any, and interest, if any, on the debt securities will be payable;

•	our right, if any, to defer payment of interest on the debt securities, the maximum length of any deferral period and any related terms, conditions or covenants;

•	the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or stock purchase units) in which, and the terms and conditions upon which we may redeem the debt securities, in whole or in part, at our option;

•	our obligation, if any, to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or upon the happening of a specified event and the period or periods within which, the price or prices at which and the other terms and conditions upon which, we will redeem or purchase the debt securities, in whole or in part, pursuant to those obligations;

•	the denominations in which we will issue the debt securities, if other than $1,000 and any integral multiple of $1,000, in the case of registered debt securities and, if other than $5,000 and any integral multiple of $5,000, in the case of bearer debt securities;

•	if other than dollars, the currency or currencies (including currency stock purchase units) in which we may denominate debt securities and/or the currency or currencies (including currency stock purchase units) in which we will pay principal of, premium, if any, and interest, if any, on, the debt securities and whether we or you may elect to receive payments in respect of the debt securities in a currency or currency unit other than that in which the debt securities are stated to be payable;

•	if other than the principal amount, the portion of the principal amount of the debt securities which we will pay upon declaration of the acceleration of the maturity of the debt securities or the method by which we will determine that portion;

•	the person to whom any interest on any debt security will be payable if other than the person in whose name the debt security is registered on the applicable record date;

•	any addition to, or modification or deletion of, any event of default or any covenant that we specify in the indenture with respect to the debt securities;

•	our defeasance or covenant defeasance rights;

•	whether we may issue the debt securities in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depositary for the global security or securities and other related terms;

•	under what circumstances, if any, we will pay additional amounts on the debt securities of that series held by a person who is not a U.S. person in respect of taxes or similar charges withheld or deducted, which we refer to as, “additional amounts” and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of any option);

•	if we will determine the amount of payments of principal, premium, if any, and interest, if any, by reference to an index, formula or other method, the index, formula, or other method by which we will determine those amounts;

•	if the principal amount payable at stated maturity is not determinable as of any one or more dates prior to the stated maturity, the amount which we will deem to be the principal amount as of any date for any purpose;

•	whether the debt securities will be registered or bearer or both and any restrictions as to the offering, sale, delivery, or exchange of bearer securities;

•	the forms of the debt securities and coupons, if any;

•	if the debt securities may be converted into or exercised or exchanged for our common stock or preferred stock or any other of our securities, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the date on or period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of common stock or preferred stock or other securities issuable upon conversion, exercise or exchange may be adjusted; and

•	any other special terms relating to the debt securities.
      Unless we specify otherwise in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.
      Unless we specify otherwise in the applicable prospectus supplement, we will issue debt securities in fully-registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. Except as we may describe in the applicable prospectus supplement, debt securities of any series will be exchangeable for other debt securities of the same issue and series in any authorized denominations of a like tenor and aggregate principal amount and bearing the same interest rate. Where we issue debt securities of any series in bearer form, we will describe the special restrictions and considerations, including special offering restrictions and special United States federal income tax considerations, applicable to those debt securities and to payment on, and transfer and exchange of, those debt securities in the applicable prospectus supplement. Bearer debt securities will be transferable by delivery.

Special Payment Terms of the Debt Securities
      We may sell debt securities at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe in the applicable prospectus supplement certain United States federal income tax considerations and special considerations applicable to the debt securities, or to debt securities issued at par that are treated as having been issued at a discount.
      If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency stock purchase units or if any debt securities are denominated in one or more foreign currencies or currency stock purchase units or if the principal of, premium, if any, or interest, if any, on, any debt securities is payable in one or more foreign currencies or currency stock purchase units, or by reference to commodity prices, equity indices or other factors, the restrictions, elections, certain United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the foreign currency or currency stock purchase units or commodity prices, equity indices or other factors will be set forth in the applicable prospectus supplement. In general, you may receive a principal amount on any principal payment date, or a payment of premium, if any, on any premium interest payment date or a payment of interest, if any, on any interest payment date, that is greater than or less than the amount of principal, premium, if any, or interest, if any, otherwise payable on such dates, depending on the value on such dates of the applicable currency, commodity, equity index or other factor.
Payment, Registration, Transfer, and Exchange
      Unless otherwise provided in the applicable prospectus supplement, we will make payments in respect of the debt securities in the designated currency at our office or agency maintained for that purpose as we may designate from time to time. Unless we indicate otherwise in the applicable prospectus supplement, we will pay any installment of interest on debt securities in registered form to the person in whose name the debt security is registered at the close of business on the regular record date for the interest.
      We will make payments in respect of debt securities in bearer form in the currency and in the manner designated in the applicable prospectus supplement, subject to any applicable laws and regulations, at those paying agencies outside the United States as we may appoint from time to time. The paying agents whom we initially appoint outside the United States for a series of debt securities will be named in the prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents, except that, if debt securities of a series are issuable as registered securities, we will be required to maintain at least one paying agent in each place of payment for the series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain a paying agent in a place of payment outside the United States where debt securities of the series and any coupons related to the debt securities may be presented and surrendered for payment.
      Unless we provide otherwise in the applicable prospectus supplement, you may transfer or exchange debt securities in registered form at our agency maintained for that purpose as we designate from time to time. We will appoint the trustees as security registrar under the indentures. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in location through which the transfer agent acts. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional agents. You may transfer or exchange debt securities without service charge, other than any tax or other governmental charge imposed in connection with the transfer or exchange.
Global Debt Securities
      Unless we specify otherwise in the applicable prospectus supplement, we may issue the debt securities of a series in whole or in part in the form of one or more fully registered global securities (which we refer to as a “registered global security”) that we will deposit with a depository (which we will refer to as the “depository”) or with a nominee for the depository identified in the applicable prospectus supplement. Unless we otherwise state in the applicable prospectus supplement, the depository will be The Depository Trust Company or DTC. We may issue the registered global securities in either temporary or definitive form. In either case, we will issue one or more registered global securities in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by the registered global security or securities. Unless and until it is exchanged in whole or in part for individual debt securities, a registered global security may not be transferred or exchanged except as by the depository to its nominee; by a nominee of the depository to the depository or another nominee; or by the depository or any nominee to a successor depository or a nominee of the successor of the depository and except in the circumstances described in the applicable prospectus supplement.
      We will describe the specific terms of the depository arrangement in the applicable prospectus supplement. Unless we state otherwise in the applicable prospectus supplement, we expect that the following provisions will apply to depository arrangements.
      If we issue a registered global security, the depositary for the registered global security or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual debt securities represented by the registered global security to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters, or agents for the debt securities or by us if the debt securities are offered and sold directly by us. Ownership of beneficial interests in a registered global security will be limited to participants or persons who may hold interests through participants. Ownership and transfers of beneficial interests in the registered global security will be shown on, and transactions can be effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global security.
      Each person owning a beneficial interest in a registered global security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. We understand that, under existing industry practices, if we request any action of you or if any owner of a beneficial interest in the registered global security desires to give any notice or take any action which a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give the notice or take the action, and the participants would authorize beneficial owners owning through the participants to give the notice or take the action or would otherwise act upon the instructions of beneficial owners owning through them.
      So long as the depositary or its nominee is the registered owner of a registered global security, the depositary or nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the indenture. Except as provided below or in an applicable prospectus supplement, you:

•	will not be entitled to have any of the individual debt securities represented by the registered global security registered in your name,

•	will not receive or be entitled to receive physical delivery of any debt securities in definitive form, and

•	will not be considered the owner or holder of the debt securities under the relevant indenture.

Payments of Principal, Premium, and Interest
      Unless we specify otherwise in the applicable prospectus supplement, we will make payments of principal, premium, if any, and interest, if any, on registered global securities to the depository that is the registered holder of the registered global security or its nominee. The depository for the registered global securities will be solely responsible and liable for all payments made on account of your beneficial ownership interest in the registered global security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.

      We expect that the depository or its nominee, upon receipt of any payment of principal, premium or interest, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the registered global security as shown on the records of the depository or its nominee. We also expect that payments by participants to owners of beneficial interests in the registered global security held through the participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street names.” These payments will be the responsibility of the participants. Neither we nor the respective trustees or any agent of ours or the respective trustees will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial interests of a registered global security, or for maintaining, supervising or reviewing any records relating to those beneficial interests.

Issuance of Individual Debt Securities
      Unless we specify otherwise in the applicable prospectus supplement, if the depository for any debt securities represented by a registered global security is at any time unwilling or unable to continue as depository (or ceases to be a clearing agency registered under the Securities Exchange Act of 1934 and a duly registered successor depository is not appointed by us within 90 days) we will issue individual debt securities in exchange for the registered global security. In addition, we may at any time and in our sole discretion subject to any limitations in the prospectus supplement relating to the debt securities determine not to have any of the debt securities of a series represented by one or more registered global securities. In that event, we will issue individual debt securities in exchange for all of the registered global security or Securities.
      The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for the depository, identified in the applicable prospectus supplement. Any bearer global security may be issued in temporary or permanent form. The specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities will be described in the applicable prospectus supplement.
Redemption
      Unless we state otherwise in an applicable prospectus supplement, debt securities will not be subject to any sinking fund. Unless we state otherwise in an applicable prospectus supplement, we may, at our option, redeem any series of debt securities after its issuance date in whole or in part at any time and from time to time.

Redemption Price
      Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any debt security which we redeem will equal 100% of the principal amount plus any accrued and unpaid interest up to, but excluding, the redemption date.

Notice of Redemption
      We will mail notice of any redemption of debt securities at least 30 days but not more than 60 days before the redemption date to the registered holders of the debt securities at their addresses as shown on the security register. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the debt securities or the portions called for redemption.

Consolidation, Merger, or Sale by AmerUs Group Co.
      We will not consolidate with, or merge into, any other person or convey, transfer or lease our assets substantially as an entirety to any person, and no person may consolidate with, or merge into, us, unless:

•	we will be the surviving company in any merger or consolidation or if we consolidate with, or merge into, another person or convey or transfer our assets substantially as an entirety to any person, the successor person is an entity organized and validly existing under the laws of the United States of America or any state thereof or the District of Columbia, and the successor entity expressly assumes our obligations relating to the debt securities,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer and treating any indebtedness which becomes our obligation or the obligation of our subsidiary as a result of the transaction as having been incurred by us or our subsidiary at the time of the transactions, there exists no event of default, and no event which, after notice or lapse of time or both, would become an event of default, and

•	other conditions described in the relevant indenture are met.
      If as a result of the transaction our properties or assets would become subject to an encumbrance which would not be permitted by the terms of any series of debt securities, we or the successor corporation as the case may be, will take such steps as are necessary to secure the debt securities equally and ratably with all indebtedness secured under the encumbrance.
      This covenant would not apply to the direct or indirect conveyance, transfer or lease of all or any portion of the stock, assets or liabilities of any of our wholly owned subsidiaries to us or to our other wholly owned subsidiaries.
Events of Default, Notice, and Certain Rights on Default
      If an event of default occurs with respect to the debt securities of any series and is continuing, the indenture trustee for the series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to us (and to the trustee for the series, if notice is given by holders of debt securities), may declare the principal of (or, if the debt securities of that series are original issue discount securities or indexed securities, that portion of the principal amount specified in the prospectus supplement) and accrued interest, if any, on all the debt securities of that series to be due and payable (provided, with respect to any debt securities issued under the subordinated indenture, that the payment of principal and interest on the debt securities will remain subordinated to the extent provided in the subordinated indenture).
      If an event of default in the case of certain events of bankruptcy exists, the principal amount of all debt securities may automatically, and without any declaration or other action on the part of the indenture trustee or any holder of such outstanding debt, become immediately due and payable.
      Unless we specify otherwise in the applicable prospectus supplement, each of the following constitutes an “event of default” for a series of debt securities:

•	default for 30 days in payment of any interest or coupon on any debt security or any additional amount payable with respect to debt securities when due;

•	default in payment of principal, or premium, if any, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

•	default continuing for 60 days after notice to us by the indenture trustee for a series, or notice to us and the indenture trustee by the holders of 25% in aggregate principal amount of the debt securities of the series then outstanding, in the performance of any other agreement or covenant (other than an agreement or covenant for which non-compliance is elsewhere specifically dealt with in this paragraph) in the debt securities of that series, in the indenture or in any supplemental indenture or board resolution under which we have issued the debt securities of that series;

•	a default under any mortgage, agreement, indenture, or instrument under which there may be issued, or by which there may be evidenced any of our debt, whether existing now or in the future, in an aggregate principal amount then outstanding of $25 million or more, which default:

•	shall constitute a failure to pay any portion of the principal of such debt when due and payable after the expiration of an applicable grace period with respect thereto, or

•	shall result in such debt becoming or being declared due and payable, and such acceleration shall not be rescinded or annulled, or such debt shall not be paid in full within a period of 30 days after there has been given, to us by the indenture trustee or to us and the indenture trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series provided that such event of default will be remedied, cured or waived if the default that resulted in the acceleration of such other indebtedness is remedied, cured or waived; and

•	certain events of bankruptcy, insolvency or reorganization of AmerUs Group Co.
      At any time after a declaration of acceleration has been made with respect to debt securities of any series, but before a judgment or decree for payment has been obtained, the holders of a majority in principal amount of outstanding debt securities of that series may rescind that declaration of acceleration and its consequences, provided that we make all payments due (other than those due as a result of acceleration) and all events of default have been cured or waived.
      Each indenture provides that the indenture trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived; provided that except in the case of a default in payment on the debt securities of that series, the indenture trustee may withhold the notice if and so long as a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. “Default” means any event which is, or after notice or passage of time or both, would be, an event of default.
      Subject to the provisions of the indentures relating to the duties of the indenture trustee, if any event of default then exists, the indenture trustee will be under no obligation to exercise any of its rights or powers under the indenture (other than payment of any amounts on the debt securities furnished to it pursuant to the indenture) at your (or any other person’s) request, order or direction unless you have (or the other person has) offered to the indenture trustee security or indemnity satisfactory to the indenture trustee. You will not have any right to institute any proceeding in connection with the indentures or for any remedy under the indentures, unless you have previously given to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series. In addition, the holders of at least 25% in aggregate principal amount of a series of the outstanding debt securities must have made a written request, and offered security or indemnity satisfactory to the indenture trustee, to the indenture trustee to institute that proceeding as indenture trustee, and within 60 days following the receipt of that notice, the indenture trustee must not have received from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series a direction inconsistent with that request, and must have failed to institute the proceeding. However, you will have an absolute and unconditional right to receive payment of the principal of, premium, if any, and interest, if any, on that debt security on or after the due dates expressed in the debt security (or, in the case of redemption, on or after the redemption date) and to institute a suit for the enforcement of that payment. Under the terms of each indenture, the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee for the series, or exercising any trust or power conferred on the indenture trustee.
      Under each indenture we agree to file annually with the indenture trustee a certificate as to our compliance with all conditions and covenants of the indenture.
      The holders of a majority in aggregate principal amount of any series of debt securities by notice to the indenture trustee for the series may waive, on behalf of the holders of all debt securities of the series, any past default or event of default with respect to that series and its consequences. A default or event of default in the payment of the principal of, premium, if any, or interest, if any, or any additional amounts on any debt security, and an event of default resulting from the breach of a covenant or provision of an indenture which, under the applicable indenture, cannot be amended or modified without the consent of the holders of each outstanding debt security of the affected series cannot be so waived.
Option to Defer Interest Payments
      If we so state in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of subordinated debt securities to defer the payment of interest on the series for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. We may not extend the extension period beyond the stated maturity of the subordinated debt securities. We will describe certain material United States federal income tax considerations and special considerations applicable to any subordinated debt securities in the applicable prospectus supplement.
      Unless we specify otherwise in the applicable prospectus supplement, at the end of the extension period, we will pay all interest then accrued and unpaid together with interest at the rate specified for the subordinated debt securities for that series to the extent permitted by applicable law.
      During any extension period:

•	we may not declare or pay dividends on, make distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock, other than:

•	purchases or acquisitions of our common stock in connection with our satisfaction of our obligations under any employee or agent benefit plans or our satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event requiring us to purchase our common stock,

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

•	dividends or distributions in our common stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	redemptions or repurchases of any rights outstanding under a shareholder rights plan,

•	we may not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of our debt securities that rank equally with or, junior to, the subordinated debt securities of that series or any related guarantee payments (other than payments pursuant to the guarantee), and

•	we shall not make any guarantee payments with respect to the foregoing (other than payments pursuant to the guarantee or the common guarantee).
      Prior to the termination of any extension period, we may further defer payments of interest by extending the interest payment period; provided, however, that, the extension period may not extend beyond the maturity of the subordinated debt securities of that series. Upon the termination of any extension period and the payment of all amounts then due, we may commence a new extension period, subject to the terms set forth in this section or in a prospectus supplement. No interest during an extension period, except at the end of the extension period, will be due and payable, but we may prepay at any time all or any portion of the interest accrued during an extension period. If the applicable property trustee is the sole holder of the subordinated debt securities of a series subject to an extension period, we will give the applicable administrator, the applicable indenture trustee and the applicable property trustee notice of our selection of the extension period one business day prior to the earlier of:

•	the date distributions on the trust preferred securities are payable, or

•	the date the applicable administrator is required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the trust preferred securities of record or payment date of the distribution.
      The applicable administrator will give notice of our selection of the extension period to the holders of the trust preferred securities. If the applicable property trustee is the sole holder of the subordinated debt securities of the series subject to the extension period, we will give the holders of the subordinated debt securities of the series subject to the extension period notice of our selection of the extension period ten business days prior to the earlier of:

•	the interest payment date for the series of subordinated debt securities subject to the extension period or

•	the date upon which we are required to give notice to the New York Stock Exchange (or other applicable self-regulatory organization) or to holders of the subordinated debt securities of the series subject to the extension period of the record or payment date of the related interest payment.
Modification of the Indentures
      Unless we state otherwise in the applicable prospectus supplement, each indenture permits us and the indenture trustee to modify or amend the indenture without the consent of the holders of any of the debt securities in order to:

•	evidence another corporation succeeding us and the assumption of our covenants and obligations under the indenture and the debt securities by our successor;

•	add to our covenants or surrender any of our rights or powers;

•	add additional events of default for any series of debt securities;

•	add or change any provisions to the extent necessary to permit or facilitate the issuance of debt securities in bearer form;

•	change or eliminate any provision affecting only debt securities not yet issued;

•	secure the debt securities;

•	establish the form or terms of debt securities;

•	evidence and provide for successor indenture trustees;

•	if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

•	correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under an indenture, provided that this action does not adversely affect the interests of any holder of debt securities of any series; or

•	cure any ambiguity or correct any mistake.
      The subordinated indenture also permits us and the indenture trustee under the subordinated indenture to enter into supplemental indentures to modify the subordination provisions contained in the subordinated indenture except in a manner adverse to any outstanding debt securities.
      Unless we specify otherwise in the applicable prospectus supplement, each indenture also permits us and the indenture trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the supplemental indenture (with the debt securities of each series voting as a class), to modify an indenture and the rights of the holders of debt securities of that series without the consent of the holder of each debt security so affected.
      We may not, however:

•	change the time for payment of principal or premium, if any, or interest, if any, or any additional amounts on any debt security;

•	reduce the principal of, or any installment of principal of, or premium, if any, or interest, if any, or any additional amounts on any debt security, or change the manner in which the amount of any of the foregoing is determined;

•	reduce the amount of premium, if any, payable upon the redemption of any debt security;

•	reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or index security;

•	change the currency or currency unit in which any debt security or any premium or interest or any additional amounts is payable;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any debt security;

•	reduce the percentage of the holders of the outstanding debt securities necessary to modify or amend the applicable indenture, to waive compliance with certain provisions of the applicable indenture or certain defaults and consequences of such defaults or to be reduce the quorum or voting requirements set forth in the applicable indenture;

•	change our obligation to maintain an office or agency in the places and for the purposes specified in such indenture;

•	modify the provisions relating to the subordination of outstanding debt securities of any series in a manner materially adverse to the holders of that series; or

•	modify the provisions relating to waiver of certain defaults or any of the provisions in this paragraph except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of all of the holders of the debt securities affected.
Subordination under the Subordinated Indenture
      The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to all our senior indebtedness.
      In the subordinated indenture, we have agreed and the holders of subordinated debt securities have agreed that any subordinated debt securities are subordinate and junior in right of payment to all senior indebtedness to the extent provided in the subordinated indenture. In the subordinated indenture, when we use the term “senior indebtedness” we mean:

•	the principal of, premium, if any, and interest, if any, on indebtedness whether incurred on, or prior to, or after, or the date of, the subordinated indenture;

•	any indebtedness of others of the kinds described in the preceding clause for which we are responsible or liable as guarantor or otherwise; and

•	amendments, renewals, extensions and refundings of any indebtedness described in the preceding two bullet points,

unless the instrument or instruments creating, evidencing or securing that indebtedness or pursuant to which that indebtedness is outstanding, states that those obligations are not superior in right of payment to, or that the indebtedness ranks equally with, or junior to, the subordinated debt securities.
      The senior indebtedness will continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.
      Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries,

•	our liabilities incurred in the ordinary course of our business, or

•	any debt ranking equally with or subordinate to any junior subordinated debentures.
      When we use the term “debt” or “indebtedness” we mean, with respect to any person:

•	debt of that person for money borrowed, and

•	debt of that person which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities.
      The subordinated indenture does not limit the amount of additional senior indebtedness that we may incur. We expect from time to time to incur additional senior indebtedness.
      The subordinated indenture provides that we may change the subordination provisions relating to any particular issue of subordinated debt securities prior to issuance. We will describe any change in the prospectus supplement relating to the subordinated debt securities.
      In the event and during the continuation of:

•	a default by us in the payment of any principal, interest, if any, or premium, if any, or any additional amounts on any senior indebtedness when those amounts become due and payable, whether at maturity of the senior indebtedness or at a date fixed for prepayment or declaration or otherwise, or

•	an event of default with respect to any senior indebtedness permitting the holders of that senior indebtedness to accelerate the maturity and we receive written notice of the event of default (requesting that payments on subordinated debt securities cease) by the holders of senior indebtedness, then unless and until that default in payment or event of default has been cured or waived or has ceased to exist, we may not make or agree to make any direct or indirect payment (in cash, property or securities, by set-off or otherwise) on account of the subordinated debt securities or interest on the subordinated debt securities or in respect of any repayment, redemption, retirement, purchase, or other acquisition of subordinated debt securities.
      Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring, or similar proceeding in connection with our insolvency or bankruptcy, the holders of senior indebtedness will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior indebtedness before the holders of subordinated debt securities will be entitled to receive or retain any payment of the principal of, premium, if any, or interest, if any, on the subordinated debt securities.
      If the maturity of any subordinated debt securities is accelerated, the holders of all senior indebtedness outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest on subordinated debt securities. If any of the foregoing events occur, any payment or distribution, whether in cash, securities or other property, which would otherwise, but for the subordination provisions, be payable or deliverable in respect of subordinated debt securities (including any payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of AmerUs Group Co. being subordinated to the payment of subordinated debt securities) will be paid or delivered directly to the holders of senior indebtedness, or to their representative or trustee, in accordance with the priorities then existing among the holders until all senior indebtedness will have been paid in full. The preceding sentence will not apply to payments or distributions of our securities or any securities of any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinate, at least to the extent provided in the subordination provisions of the subordinated indenture with respect to the indebtedness evidenced by subordinated debt securities, to the payment of all senior indebtedness at the time outstanding and to any securities issued in respect thereof under any plan of reorganization or readjustment. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce subordination of the indebtedness evidenced by subordinated debt securities by any act or failure to act on the part by us.
      Senior indebtedness shall not be deemed to have been paid in full unless the holders the senior indebtedness have received cash, securities or other property equal to the amount of that senior indebtedness then outstanding. Upon the payment in full of all senior indebtedness, the holders of subordinated debt securities will be subrogated to all the rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all subordinated debt securities have been paid in full. Those payments or distributions received by any holder of subordinated debt securities, by reason of subrogation, of cash, securities or other property which otherwise would be paid or distributed to the holders of senior indebtedness, will, as between us and our creditors other than the holders of senior indebtedness, on the one hand, and the holders of subordinated debt securities, on the other, be deemed to be a payment by us on account of senior indebtedness, and not on account of subordinated debt securities.
Satisfaction and Discharge
      Each indenture provides that when, among other things, all debt securities not previously delivered to the trustee for cancellation:

•	have become due and payable,

•	will become due and payable at their stated maturity within one year, or

•	are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in our name and at our expense, and we deposit or cause to be deposited with the trustee, money as trust funds in an amount to be sufficient to pay and discharge the entire indebtedness on the debt securities not previously delivered to the trustee for cancellation, for the principal, and premium, if any, and interest to the date of the deposit or to the stated maturity or redemption date, as the case may be, then the indenture will cease to be of further effect, and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the indenture and to provide the officers’ certificates and opinions of counsel described in the indenture.
Defeasance and Covenant Defeasance
      Unless we state otherwise in the applicable prospectus supplement, each indenture provides that we may discharge all of our obligations, other than as to transfers and exchanges and certain other specified obligations, under any series of the debt securities at any time, and that we may also be released from our obligations described above and from certain other obligations, including obligations imposed by supplemental indentures with respect to that series, if any, and elect not to comply with those sections and obligations without creating an event of default. Discharge under the first procedure is called “defeasance” and under the second procedure is called “covenant defeasance.”
      Defeasance or covenant defeasance may be effected only if:

•	We irrevocably deposit with the indenture trustee money or United States government obligations or a combination thereof, as trust funds in an amount certified to be sufficient to pay on the respective stated maturities, the principal of and any premium and interest on, all outstanding debt securities of that series,

•	We deliver to the indenture trustee an opinion of counsel to the effect that:

•	The holders of the debt securities of that series will not recognize gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge or as a result of the deposit and covenant defeasance, and

•	The deposit, defeasance and discharge or the deposit and covenant defeasance will not otherwise alter those holders’ United States federal income tax treatment of principal and interest payments on the debt securities of that series, in the case of a defeasance this opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of execution of the applicable indenture, that result would not occur under current tax law,

•	No event of default under the indenture has occurred and is continuing,

•	The defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any agreement or instrument to which we are a party or by which we are bound,

•	The defeasance or covenant defeasance does not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940 unless such trust shall be registered under the Investment Company Act of 1940 or exempt from registration thereunder,

•	We deliver to the indenture trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent with respect to that defeasance or covenant defeasance have been complied with, and

•	Other conditions specified in the indentures are met.
      The subordinated indenture will not be discharged as described above if we have defaulted in the payment of principal of, premium, if any, or interest, if any, on any senior indebtedness and that default is continuing or another event of default on the senior indebtedness then exists and has resulted in the senior indebtedness becoming or being declared due and payable prior to the date it otherwise would have become due and payable.
      If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality of the United States, we may use government obligations which may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable.
      We may exercise our defeasance option with respect to debt securities notwithstanding our prior exercise of our covenant defeasance option. If we exercise our defeasance option, payment of the debt securities may not be accelerated because of a default or an event of default. If we exercise our covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants applicable to the covenant defeasance. However, if the acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on debt securities because the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.
Conversion or Exchange
      We may have the ability to convert or exchange the debt securities into common stock or other securities. If so, we will describe the specific terms on which the debt securities may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option, or at our option. The applicable prospectus supplement will describe the manner in which the shares of common stock or other securities you would receive would be converted or exchanged.

Description of Junior Subordinated Debentures
      We will issue junior subordinated debentures in one or more series under a junior subordinated indenture to be entered into between us and The Bank of New York Trust Company, N.A., as debenture trustee.
      The following description of the terms of the junior subordinated debentures is a summary. It summarizes only those terms of the junior subordinated debentures which we believe will be most important to your decision to invest in our junior subordinated debentures. You should keep in mind, however, that it is the junior subordinated indenture, and not this summary, which defines your rights as a holder of our junior subordinated debentures. There may be other provisions in the junior subordinated indenture which are also important to you. You should read the junior subordinated indenture for a full description of the terms of the junior subordinated debentures. The junior subordinated indenture is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the junior subordinated indenture.
Ranking of the Junior Subordinated Debentures
      Except as otherwise specified in the applicable prospectus supplement each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures, and will be unsecured and subordinate and junior in right of payment, as described in the junior subordinated indenture, to all of our senior indebtedness as defined in the junior subordinated indenture, which includes all debt issued under our senior indenture or subordinated indenture. See “Description of Junior Subordinated Debentures — Subordination”.
      As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance subsidiaries is limited under the Iowa, Kansas, Indiana and New York insurance laws.
      Unless we state otherwise in the applicable prospectus supplement, the junior subordinated indenture does not limit us from incurring or issuing other secured or unsecured debt under the junior subordinated indenture or any other indenture that we may have entered into or enter into in the future. See “Description of Junior Subordinated Debentures — Subordination” and the prospectus supplement relating to any offering of securities.
Terms of the Junior Subordinated Debentures
      We may issue the junior subordinated debentures in one or more series through an indenture that supplements the junior subordinated indenture or through a resolution of our board of directors or an authorized committee of our board of directors.
      You should refer to the applicable prospectus supplement for the specific terms of the junior subordinated debentures. These may include:

•	the title and any limit upon the aggregate principal amount, the date(s) on which the principal is payable or the method of determining those date(s),

•	the interest rate(s) or the method of determining these interest rate(s),

•	the date(s) on which interest, if any, will be payable or the method of determining these date(s),

•	the circumstances in which interest, if any, may be deferred, if any,

•	the regular record date or the method of determining this date,

•	the place or places where we may pay principal, premium, if any, and interest, if any,

•	conversion or exchange provisions, if any,

•	the redemption or early payment provisions,

•	the authorized denominations,

•	the currency, currencies or currency stock purchase units in which we may pay the purchase price for, the principal of, premium, if any, and interest, if any, on the junior subordinated debentures,

•	additions to or changes in the events of default or any changes in any of our covenants specified in the junior subordinated indenture,

•	any index or indices used to determine the amount of payments of principal and premium, if any, or the method of determining these amounts,

•	whether a temporary global security will be issued and the terms upon which you may exchange a temporary global security for definitive junior subordinated debt securities,

•	whether we will issue the junior subordinated debt securities, in whole or in part, in the form of one or more global securities,

•	the terms and conditions of any obligation or right we would have to convert or exchange the junior subordinated debentures into trust preferred securities, LLC preferred securities or other securities, and

•	additional terms not inconsistent with the provisions of the junior subordinated indenture.
Special Payment Terms of the Junior Subordinated Debentures
      We may issue junior subordinated debentures at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. We will describe certain United States federal income tax considerations and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.
      The purchase price of any of the junior subordinated debentures may be payable in one or more foreign currencies or currency stock purchase units. The junior subordinated debentures may be denominated in one or more foreign currencies or currency stock purchase units, or the principal of, premium, if any, or interest, if any, on any junior subordinated debentures may be payable in one or more foreign currencies or currency stock purchase units. We will describe the restrictions, elections, certain United States federal income tax considerations, specific terms and other information relating to the junior subordinated debentures and the foreign currency stock purchase units in the applicable prospectus supplement.
      If we use any index to determine the amount of payments of principal of, premium, if any, or interest, if any, on any series of junior subordinated debentures, we will also describe special United States federal income tax, accounting and other considerations relating to the junior subordinated debentures in the applicable prospectus supplement.
Denominations, Registration and Transfer
      Unless we state otherwise in the applicable prospectus supplement, we will issue the junior subordinated debentures only in registered form without coupons in denominations of $25 and any integral multiple of $25. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denomination of a like aggregate principal amount, of the same original issue date and stated maturity and bearing the same interest rate.
      You may present junior subordinated debentures for exchange as described above, or for registration of transfer, at the office of the securities registrar or at the office of any transfer agent we designate for that purpose. You will not incur a service charge, but you must pay any taxes and other governmental charges as described in the junior subordinated indenture. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. We may at any time rescind the designation of any transfer agent that we initially designate or approve a change in the location through which the transfer agent acts. We must maintain a transfer agent in each place of payment. We will specify the transfer agent in the applicable prospectus supplement. We may at any time designate additional transfer agents.
      If we redeem any junior subordinated debentures, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of, or exchange junior subordinated debentures during a period beginning at the opening of business 15 days before the day of selection for redemption of the junior subordinated debentures and ending at the close of business on the day of mailing of the relevant notice of redemption, or

•	transfer or exchange any junior subordinated debentures selected for redemption, except for any portion not redeemed of any junior subordinated debenture that is being redeemed in part.
Global Junior Subordinated Debentures
      We may issue a series of junior subordinated debentures in the form of one or more global junior subordinated debentures. We will identify the depositary holding the global junior subordinated debentures in the applicable prospectus supplement. We will issue global junior subordinated debentures only in fully registered form and in either temporary or permanent form. Unless it is exchanged for an individual junior subordinated debenture, a global junior subordinated debenture may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.
      We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Junior Subordinated Debenture
      If we issue a global junior subordinated debenture, the depositary for the global junior subordinated debenture or its nominee will credit on its book-entry registration and transfer system the principal amounts of the individual junior subordinated debentures represented by the global junior subordinated debenture to the accounts of persons that have accounts with it. We refer to those persons as “participants” in this prospectus. The accounts will be designated by the dealers, underwriters or agents for the junior subordinated debentures, or by us if the junior subordinated debentures are offered and sold directly by us. Ownership of beneficial interests in a global junior subordinated debenture will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global junior subordinated debenture will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of securities in definitive form. These laws may impair your ability to transfer beneficial interests in a global junior subordinated debenture.
      So long as the depositary or its nominee is the registered owner of the global junior subordinated debenture, the depositary or the nominee will be considered the sole owner or holder of the junior subordinated debentures represented by the global junior subordinated debenture for all purposes under the junior subordinated indenture. Except as provided below, you:

•	will not be entitled to have any of the individual junior subordinated debentures represented by the global junior subordinated debenture registered in your name,

•	will not receive or be entitled to receive physical delivery of any junior subordinated debentures in definitive form, and

•	will not be considered the owner or holder of the junior subordinated debenture under the junior subordinated indenture.

Payments of Principal, Premium and Interest
      We will make principal, premium and interest payments on global junior subordinated debentures to the depositary that is the registered holder of the global junior subordinated debenture or its nominee. The depositary for the junior subordinated debentures will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global junior subordinated debenture and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
      We expect that the depositary or its nominee, upon receipt of principal, premium or interest payments, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the principal amount of the global junior subordinated debenture as shown on the records of the depositary or its nominee. We also expect that payments by participants to you, as an owner of a beneficial interest in the global junior subordinated debenture held through those participants, will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Junior Subordinated Debentures
      Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of junior subordinated debentures is at any time unwilling, unable or ineligible to continue as depositary, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures, determine not to have any junior subordinated debentures represented by one or more global junior subordinated debentures. If that occurs, we will issue individual junior subordinated debentures in exchange for the global junior subordinated debenture.
      Further, we may specify that you may, on terms acceptable to us, the debenture trustee and the depositary for the global junior subordinated debenture, receive individual junior subordinated debentures in exchange for your beneficial interest in a global junior subordinated debenture, subject to any limitations described in the prospectus supplement relating to the junior subordinated debentures. In that instance, you will be entitled to physical delivery of individual junior subordinated debentures equal in principal amount to that beneficial interest and to have the junior subordinated debentures registered in your name. Unless we otherwise specify, those individual junior subordinated debentures will be issued in denominations of $25 and integral multiples of $25.
Payment and Paying Agents
      Unless we state otherwise in the applicable prospectus supplement, we will pay principal of, premium, if any, and interest, if any, on your junior subordinated debentures at the office of the debenture trustee or at the office of any paying agent that we may designate.
      Unless we state otherwise in the applicable prospectus supplement, we will pay any interest on junior subordinated debentures to the registered owner of the junior subordinated debenture at the close of business on the regular record date for the interest, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent. We must maintain a paying agent in each place of payment for the junior subordinated debentures.
      Any moneys deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, premium, if any, and interest, if any, on any junior subordinated debenture that remain unclaimed for two years after the principal, premium or interest has become due and payable will, at our request, be repaid to us. After repayment to us, you are entitled to seek payment only from us as a general unsecured creditor.

Redemption
      Unless we state otherwise in the applicable prospectus supplement, junior subordinated debentures will not be subject to any sinking fund.
      We may, at our option, redeem any series of junior subordinated debentures after its issuance date in whole or in part at any time and from time to time. We may redeem junior subordinated debentures in denominations larger than $25, but only in integral multiples of $25.

Redemption Price
      Except as we may otherwise specify in the applicable prospectus supplement, the redemption price for any junior subordinated debenture redeemed will equal any accrued and unpaid interest to the redemption date, plus the greater of:

•	the principal amount, and

•	an amount equal to:

•	for junior subordinated debentures bearing interest at a fixed rate, the discounted remaining fixed amount payments, calculated as described below, or

•	for junior subordinated debentures bearing interest determined by reference to a floating rate, the discounted swap equivalent payments, calculated as described below.
      The discounted remaining fixed amount payments will equal the sum of the current values of the amounts of interest and principal that would have been payable by us on each interest payment date after the redemption date and at stated maturity of the final payment of principal. This calculation will take into account any required sinking fund payments, but will otherwise assume that we have not redeemed the junior subordinated debenture prior to the stated maturity.
      The current value of any amount is the present value of that amount on the redemption date after discounting that amount on a monthly, quarterly or semiannual basis, whichever corresponds to the interest payment date periods of the related series of junior subordinated debentures, from the originally scheduled date for payment. We will use the treasury rate to calculate this present value.
      The treasury rate is a per annum rate, expressed as a decimal and, in the case of United States Treasury bills, converted to a per annum yield, determined on the redemption date to be the per annum rate equal to the semiannual bond equivalent yield to maturity, adjusted to reflect monthly or quarterly compounding in the case of junior subordinated debentures having monthly or quarterly interest payment dates for United States Treasury securities maturing at the stated maturity of the final payment of principal of the junior subordinated debentures redeemed. We will determine this rate by reference to the weekly average yield to maturity for United States Treasury securities maturing on that stated maturity if reported in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve. If no such securities mature at the stated maturity, we will determine the rate by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (1) one maturing as close as possible to, but earlier than, the stated maturity and (2) the other maturing as close as possible to, but later than, the stated maturity, in each case as published in the most recent Statistical Release H.15(519) of the Board of Governors of the Federal Reserve.
      The discounted swap equivalent payments will equal the sum of:

•	the current value of the amount of principal that would have been payable by us pursuant to the terms of the junior subordinated debenture at the stated maturity of the final payment of the principal of the junior subordinated debentures. This calculation will take into account any required sinking fund payments but will otherwise assume that we had not redeemed the junior subordinated debenture prior to the stated maturity, and

•	the sum of the current values of the fixed rate payments that leading interest rate swap dealers would require to be paid by an assumed fixed rate payer having the same credit standing as ours against floating rate payments to be made by these leading dealers equal to the interest payments on the junior subordinated debentures being redeemed, taking into account any required sinking fund payment, but otherwise assuming we had not redeemed the junior subordinated debenture prior to the stated maturity, under a standard interest rate swap agreement having a notional principal amount equal to the principal amount of the junior subordinated debentures, a termination date set at the stated maturity of the junior subordinated debentures and payment dates for both fixed and floating rate payers set at each interest payment date of the junior subordinated debentures. The amount of the fixed rate payments will be based on quotations received by the trustee, or an agent appointed for that purpose, from four leading interest rate swap dealers or, if quotations from four leading interest rate swap dealers are not obtainable, three leading interest rate swap dealers.

Special Event Redemption
      Unless we state otherwise in the applicable prospectus supplement, if a special event relating to a series of junior subordinated debentures then exists, we may, at our option, redeem the series of junior subordinated debentures in whole, but not in part, on any date within 90 days of the special event occurring. The redemption price will equal the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest, if any, to the date fixed for redemption.
      A “special event” means a “tax event” or an “investment company event.” A “tax event” occurs when a trust receives an opinion of counsel experienced in these matters to the effect that, as a result of any amendment to, or change, including any announced prospective change in, the laws or regulations of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the date of issuance of the trust preferred securities of a trust, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of that date, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•	interest payable by us on the series of junior subordinated debentures is not, or within 90 days of that date, will not be, deductible, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of that date, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
      An “investment company event” occurs when, in respect of a trust, there is a change in law or regulation, or a change in interpretation or application of law or regulation, by any legislative body, court, governmental agency or regulatory authority such that such trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of issuance of the trust preferred securities of a trust.

Notice of Redemption
      We will mail notice of any redemption of your junior subordinated debentures at least 30 days, but not more than 60 days before the redemption date to you at your registered address. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the junior subordinated debentures or the portions called for redemption.
Option to Extend Interest Payment Date
      If provided in the applicable prospectus supplement, we will have the right during the term of any series of junior subordinated debentures to extend the interest payment period for a specified number of interest payment periods, subject to the terms, conditions and covenants specified in the prospectus supplement. However, we may not extend these interest payments beyond the maturity of the junior subordinated debentures. We will describe certain United States federal income tax considerations and special considerations relating to any junior subordinated debentures in the applicable prospectus supplement.
      If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the junior subordinated debentures or make any related guarantee payments, other than:

•	purchases or acquisitions of our common stock in connection with our satisfaction of our obligations under any employee or agent benefit plans or our satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event requiring us to purchase our common stock,

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

•	dividends or distributions in our common stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	redemptions or repurchases of any rights outstanding under a shareholder rights plan.
Modification of Indenture
      We and the debenture trustee may, without the consent of the holders of junior subordinated debentures, amend, waive or supplement the junior subordinated indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies. However, no action may materially adversely affect the interests of holders of any series of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the holders of the corresponding series of trust preferred securities so long as they remain outstanding. We may also amend the junior subordinated indenture to maintain the qualification of the junior subordinated indenture under the Trust Indenture Act.
      We and the debenture trustee may, with the consent of the holders of not less than a majority in principal amount of the series of junior subordinated debentures affected, modify the junior subordinated indenture in a manner affecting the rights of the holders of junior subordinated debentures. However, no modification may, without the consent of the holder of each outstanding junior subordinated debenture affected:

•	change the stated maturity of the junior subordinated debentures,

•	reduce the principal amount of the junior subordinated debentures,

•	reduce the rate or, except as permitted by the junior subordinated indenture and the terms of the series of junior subordinated debentures, extend the time of payment of any interest on the junior subordinated debentures, or

•	reduce the percentage of principal amount of the junior subordinated debentures, the holders of which are required to consent to the modification of the junior subordinated indenture.
      In the case of corresponding junior subordinated debentures, so long as any of the corresponding series of trust preferred securities, and, if applicable, any corresponding LLC preferred securities remain outstanding:

•	no such modification may be made that adversely affects the holders of the trust preferred securities,

•	no termination of the junior subordinated indenture may occur, and

•	no waiver of any debenture event of default or compliance with any covenant under the junior subordinated indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate liquidation preference of the trust preferred securities unless the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest on the corresponding junior subordinated debentures have been paid in full and other conditions are satisfied.
      In addition, we and the debenture trustee may execute, without your consent, any supplemental indenture for the purpose of creating any new series of junior subordinated debentures.
Debenture Events of Default
      Under the terms of the junior subordinated indenture, each of the following constitutes a debenture event of default for a series of junior subordinated debentures:

•	failure for 30 days to pay any interest on the series of junior subordinated debentures when due, subject to the deferral of any due date in the case of an extension period,

•	failure to pay any principal or premium, if any, on the series of junior subordinated debentures when due, including at maturity, upon redemption or by declaration,

•	failure to observe or perform in any material respect specified other covenants contained in the junior subordinated indenture for 90 days after written notice from the indenture trustee or the holders of at least 25% in principal amount of the relevant series of outstanding junior subordinated debentures,

•	our bankruptcy, insolvency or reorganization, or

•	any other event of default described in the applicable board resolution or supplemental indenture under which the series of debt securities is issued.

Effect of Event of Default
      The holders of a majority in outstanding principal amount of the series of junior subordinated debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee. The debenture trustee or the holders of not less than 25% in aggregate outstanding principal amount of the series of junior subordinated debentures may declare the principal due and payable immediately upon a debenture event of default. In the case of corresponding junior subordinated debentures, if the debenture trustee or the holders of the corresponding junior subordinated debentures fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the corresponding series of trust preferred securities or LLC preferred securities, as the case may be, will have that right.

Waiver of Event of Default
      The holders of a majority in aggregate outstanding principal amount of the series of junior subordinated debentures may rescind and annul the declaration and its consequences if:

•	the event of default is other than our non-payment of the principal of the junior subordinated debentures which has become due solely by such acceleration and all other events of default have been cured or waived, and

•	we have paid or deposited with the debenture trustee a sum sufficient to pay:

•	all overdue installments of interest (including interest on overdue installments of interest) and principal (and premium, if any) due other than by acceleration, and

•	certain amounts owing to the debenture trustee, its agents and counsel.

      The holders of a majority in aggregate outstanding principal amount of the junior subordinated debentures affected by the default may, on behalf of the holders of all the junior subordinated debentures, waive any past default and its consequences, except:

•	a default in the payment of principal (or premium, if any) or any interest, and

•	a default relating to a covenant or provision which under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.
      We are required under the junior subordinated indenture to file annually with the junior subordinated indenture trustee a certificate of compliance.

Direct Actions by Preferred Securityholders
      If a debenture event of default is attributable to our failure to pay interest or principal on the corresponding junior subordinated debentures on the date the interest or principal is payable, you, as a holder of trust preferred securities or LLC preferred securities, as applicable, may institute a legal proceeding directly against us, which we refer to in this prospectus as a “direct action,” for enforcement of payment to you of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of your related trust preferred securities or LLC preferred securities, as applicable.
      We may not amend the junior subordinated indenture to remove the right to bring a direct action without the prior written consent of the holders of all of the trust preferred securities. If the right to bring a direct action is removed, the applicable issue may become subject to the reporting obligations under the Exchange Act. We have the right under the junior subordinated indenture to set-off any payment made to you as a holder of trust preferred securities or LLC preferred securities, as applicable, by us in connection with a direct action. You will not be able to exercise directly any other remedy available to holders of the corresponding junior subordinated debentures.
      You will not be able to exercise directly any remedies other than those described in the preceding paragraph available to holders of the junior subordinated debentures unless there has been an event of default under the trust agreement.
Consolidation, Merger, Sale of Assets, and Other Transactions
      We will not consolidate with, or merge into, any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with, or merge into, us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•	if we consolidate with or merge into another corporation or convey or transfer our properties and assets substantially as an entirety to any person, the successor corporation is organized under the laws of the United States or any state or the District of Columbia, and the successor corporation expressly assumes our obligations relating to the junior subordinated debentures,

•	immediately after giving effect to the consolidation, merger, conveyance or transfer, there exists no debenture event of default, and no event which, after notice or lapse of time or both, would become a debenture event of default,

•	in the case of corresponding junior subordinated debentures, the transaction is permitted under the related trust agreement or guarantee and does not give rise to any breach or violation of the related trust agreement or guarantee, and

•	other conditions described in the junior subordinated indenture are met.
      The general provisions of the junior subordinated indenture do not protect you against transactions, such as a highly leveraged transaction, that may adversely affect you.

Satisfaction and Discharge
      The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable, or

•	will become due and payable at their stated maturity within one year, and we deposit or cause to be deposited with the debenture trustee, in trust, an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, for the principal, premium, if any, and interest, if any, on the date of the deposit or to the stated maturity, as the case may be, then the junior subordinated indenture will cease to be of further effect and we will be deemed to have satisfied and discharged the indenture. However, we will continue to be obligated to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described in the junior subordinated indenture.
Conversion or Exchange
      We may convert or exchange the junior subordinated debentures into trust preferred securities or other securities. If so, we will describe the specific terms on which junior subordinated debentures may be converted or exchanged in the applicable prospectus supplement. The conversion or exchange may be mandatory, at your option or at our option. The applicable prospectus supplement will state the manner in which the trust preferred securities you would receive would be converted or exchanged.
Subordination
      In the junior subordinated indenture, we have agreed that any junior subordinated debentures will be subordinate and junior in right of payment to all senior debt to the extent provided in the junior subordinated indenture.
      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to us, the holders of senior debt will first be entitled to receive payment in full of principal of, premium, if any, and interest, if any, on the senior debt before the holders of junior subordinated debentures or, in the case of corresponding junior subordinated debentures, the property trustee on behalf of the holders, will be entitled to receive or retain any payment of the principal, premium, if any, or interest, if any, on the junior subordinated debentures.
      If the maturity of any junior subordinated debentures is accelerated, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due, including any amounts due upon acceleration, before you will be entitled to receive any payment of the principal of, premium, if any, or interest, if any, on the junior subordinated debentures.
      We will not make any payments of principal of, premium, if any, or interest on the junior subordinated debentures if:

•	a default in any payment on senior debt then exists,

•	an event of default on any senior debt resulting in the acceleration of its maturity then exists, or

•	any judicial proceeding is pending in connection with a default.

      When we use the term “debt” or “indebtedness” with respect to the junior subordinated indenture we mean, with respect to any person, whether recourse is to all or a portion of the assets of that person and whether or not contingent:

•	every obligation of that person for money borrowed,

•	every obligation of that person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

•	every reimbursement obligation of that person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person,

•	every obligation of that person issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business,

•	every capital lease obligation of that person, and

•	every obligation of the type referred to in the prior five clauses of another person and all dividends of another person the payment of which the person has guaranteed or is responsible or liable for, directly or indirectly, including as obligor.
      When we use the term “senior debt” with respect to the junior subordinated indenture we mean the principal, premium, if any, and interest, if any, on debt, whether incurred on, prior to or after the date of the junior subordinated indenture, unless the instrument creating or evidencing that debt or pursuant to which that debt is outstanding states that those obligations are not superior in right of payment to the junior subordinated debentures or to other debt which ranks equally with, or junior to, the junior subordinated debentures. Interest on this senior debt includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to AmerUs Group Co., whether or not the claim for post-petition interest is allowed in that proceeding.
      However, senior debt will not include:

•	any debt of AmerUs Group Co. which when incurred and without regard to any election under Section 1111(b) of the Bankruptcy Code, was without recourse to AmerUs Group Co.,

•	any debt of AmerUs Group Co. to any of its subsidiaries,

•	debt to any employee of AmerUs Group Co.,

•	any liability for taxes, and

•	indebtedness or monetary obligations to trade creditors or assumed by AmerUs Group Co. or any of its subsidiaries in the ordinary course of business in connection with the obtaining of materials or services.
      As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, the junior subordinated debentures will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments on the junior subordinated debentures. The payment of dividends by our insurance subsidiaries is limited under Iowa, Kansas, Indiana and New York insurance laws. See “AmerUs Group Co.”
      The junior subordinated indenture does not limit the amount of additional senior debt that we may incur. We expect from time to time to incur additional senior debt.
      The indenture provides that we may change the subordination provisions relating to any particular issue of junior subordinated debentures prior to issuance. We will describe any change in the prospectus supplement relating to the junior subordinated debentures.

Governing Law
      The junior subordinated indenture and the junior subordinated debentures will be governed by and construed in accordance with the laws of the State of New York.
Information Concerning the Debenture Trustee
      The debenture trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. Subject to those provisions, the debenture trustee is not required to exercise any of its powers under the junior subordinated indenture at your request, unless you offer reasonable indemnity against the costs, expenses and liabilities which the trustee might incur. The debenture trustee is not required to expend or risk its own funds or incur personal financial liability in performing its duties if the debenture trustee reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

Description of Capital Stock
      The following description does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Articles of Incorporation and our Amended and Restated By-laws.
General
      We are authorized to issue 250,000,000 shares of our capital stock, of which 20,000,000 shares is preferred stock, no par value, and 230,000,000 is common stock, no par value. In addition, 4,301,148 shares of common stock are reserved for issuance or available for grant under our stock plans. We are also authorized to issue shares of preferred stock on terms our board determines.
Common Stock
      Each share of our common stock entitles its holder to one vote per share on all matters upon which stockholders are entitled to vote (including election of directors, mergers, sales of assets other than in the regular course of business, dissolution and amendments to our Amended and Restated Articles of Incorporation). Our shares of common stock are subject to the relative rights, preferences, qualifications and limitations of any class or series of preferred stock. There is no provision in our Amended and Restated Articles of Incorporation permitting cumulative voting in the election of directors.
Preferred Stock
      Our board is authorized, subject to any limitations prescribed by law, from time to time to issue up to an aggregate of 20,000,000 shares of our preferred stock in one or more series. Each series will have the voting powers, full or limited, or no voting powers, and the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions, as our board of directors determines in a resolution or resolutions providing for the issue of the preferred stock. No preferred stock may have more than one vote per share. Any series may, if our board determines, have full or limited voting rights with the common stock, be convertible into common stock or another security of AmerUs Group Co., and have such other relative rights, preferences and limitations as our board determines. As a result, any class or series of preferred stock could have rights which would adversely affect your rights as a holder of our common stock. The shares of any class or series of preferred stock need not be identical. The issuance of a new series of preferred stock, while providing desirable flexibility in connection with possible acquisitions or other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from acquiring, a majority of our outstanding voting stock.
Indemnification and Limitation of Liability
      Our Amended and Restated Articles of Incorporation provide that none of our directors is liable to us or our stockholders for monetary damages for, and we will indemnify our directors against, any action taken, or failure to take action, as a director, except to the extent otherwise required by the Iowa Business Corporation Act (“IBCA”). This provision does not prevent you as a stockholder from obtaining injunctive or other equitable relief against our directors nor does it shield our directors from liability under Federal or state securities laws. In addition, our Amended and Restated Articles of Incorporation provide that we will exercise all of our permissive powers, to the maximum extent permitted by law, as often as necessary to indemnify any person who incurs any loss by reason of the fact that he or she is or was or has agreed to be a director or officer of the Company or while a director or officer of the Company is or was serving at the request of the Company as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, subject to such person having met the standards of conduct required for such indemnification under Iowa law.

Certain Provisions of the Amended and Restated Articles of Incorporation and Amended and Restated By-laws of the Company
      The following discussion is a summary of provisions of our Amended and Restated Articles of Incorporation and Amended and Restated By-laws relating to stockholder voting rights, advance notice requirements and other provisions which may be deemed to have an “anti-takeover” effect. In addition to these provisions, the inability of the holders of our common stock to elect a majority of our board at any one annual meeting may also deter attempts to effect, or prevent the consummation of, a change in control of AmerUs Group Co. These and other provisions affect your rights as a stockholder and you should give them careful attention.
Issuance of Common Stock, Preferred Stock and Other Rights
      We believe that our ability to issue, by action of a majority of our board, and without your consent as a stockholder, the authorized, but unissued shares of our common stock, shares of preferred stock and other rights provide us with the flexibility necessary to meet our future needs without experiencing the time delay of having to seek stockholder approval. We may issue unissued shares of common stock and preferred stock from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions and public or private sales for cash as a means of raising capital. It is possible that our board might use its authority to issue common stock, preferred stock or other rights in a way that could deter or impede the completion of a tender offer or other attempt to gain control of us of which the board does not approve. We do not have any plans or commitments to use our authority to effect any issuance of this nature, but we reserve the right to take any action in the future which our board deems to be in the best interests of our stockholders and us under the circumstances. It is not possible to state the actual effect of any issuance of preferred stock upon your rights as a holder of our common stock because the board has not determined any issuance price or prices, terms or rights relating to preferred stock. However, these effects might include (i) restrictions on common stock dividends if preferred stock dividends have not been paid; (ii) dilution of your voting power and equity interest as an existing holder of our common stock to the extent that any preferred stock series has voting rights or would acquire voting rights upon the occurrence of certain events (such as the failure to pay dividends for a specified period) or that any preferred stock series is convertible into common stock; and (iii) you as a current holder of our common stock not being entitled to share in our assets upon liquidation, dissolution or winding-up until satisfaction of any liquidation preferences we grant to any series of preferred stock.
Board of Directors
      Our Amended and Restated Articles of Incorporation provide that the number of our directors is determined pursuant to the Amended and Restated By-laws, but will not be less than seven (7) or more than 21 directors (subject to the rights of the holders of any series of preferred stock). The Amended and Restated By-laws provide that the exact number of directors is to be determined from time to time by the affirmative vote of a majority of our entire Board at any meeting of the board, a majority of the entire board constitutes a quorum for the transaction of business, and subject to certain exceptions, at any meeting at which a quorum is present the affirmative vote of a majority of the directors present constitutes the act of the board. Our board is divided into three classes, designated Classes I, II, and III, which are as nearly equal in number as possible. At each annual meeting of stockholders following the initial classification and election, the respective successors of each class will be elected for three-year terms, and each director holds office until the annual meeting and until his or her successor is elected and qualified, unless the director dies, resigns, is disqualified or is removed from office. Approximately two-thirds of the members of our board of directors at any time have had prior board experience. With a staggered board of directors, at least two annual meetings are normally required to effect a change in the composition of a majority of our board of directors. Under the IBCA and our Amended and Restated Articles of Incorporation, and subject to the rights of the holders of any series of preferred stock, a majority of our board of directors though less than a quorum, or the sole remaining director, may fill vacancies on our board of directors or newly created directorships resulting from any increase in the authorized number of directors. Our Amended and Restated By-laws provide that the holders of a majority of shares then entitled to vote if an election of directors were held may remove any director or the entire board of directors, with or without cause.
Limitations on Calling Special Meetings of Stockholders
      Under Iowa law, the board of directors or by other persons as authorized by our Amended and Restated Articles of Incorporation, our Amended and Restated By-laws or Section 490.702 of the IBCA may call special meetings of stockholders. The notice for a special meeting must set forth the purpose or purposes of the meeting and, except as otherwise required by law or the Amended and Restated Articles of Incorporation, no business may be transacted at any special meeting of stockholders other than the items of business stated in the notice.
Advance Notice Requirements
      Our Amended and Restated By-laws establish advance notice procedures with regard to (i) the nomination, other than by or at the direction of the board, of candidates for election to our board (the “Nomination Provision”) and (ii) business to be brought before an annual meeting of our stockholders (the “Business Provision”). The Nomination Provision, by requiring advance notice of nominations by stockholders, affords our board a meaningful opportunity to consider the qualifications of the proposed nominees and, to the extent the board deems necessary or desirable, to inform stockholders about these qualifications. The Business Provision, by requiring advance notice of business proposed to be brought before an annual meeting, provides a more orderly procedure for conducting annual meetings of stockholders and provides our board with a meaningful opportunity prior to the meeting to inform our stockholders, to the extent the board deems necessary or desirable, of any business proposed to be conducted at the meeting, together with any board recommendation. The Business Provision does not affect your right as a stockholder to make proposals for inclusion in proxy statements for our annual meetings of stockholders pursuant to the rules of the Commission. In addition, neither the Nomination Provision nor the Business Provision will prevent you or any other stockholder or stockholders holding at least 10% of our shares entitled to vote on a particular matter from requesting a special meeting with respect to the matter as described above in “Limitations on Calling Special Meetings of Stockholders”. Although these by-law provisions do not give our board any power to approve or disapprove of your stockholder nominations for the election of directors or of any other business desired by our stockholders to be conducted at an annual meeting, they may make it difficult for a third party to conduct a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us, even if the solicitation or attempt might be beneficial to us and our stockholders.
Amendment of Amended and Restated Articles of Incorporation and Amended and Restated By-laws
      Except to the extent our Amended and Restated Articles of Incorporation or Amended and Restated By-laws otherwise provide, our board may, upon the affirmative vote of a majority of the entire board, amend or repeal any by-law. The stockholders may specify particular provisions of our By-laws which the board may not amend or repeal. The holders of a majority of our outstanding voting securities having the right to vote generally in the election of directors may amend our Amended and Restated Articles of Incorporation. Under Iowa law, some proposed amendments to our Amended and Restated Articles of Incorporation which adversely affect the rights of a particular class of stock must be approved by a majority of the class.
State Statutory Provisions
      Another entity may not merge with us or acquire or attempt to acquire more than 10% of our stock without regulatory approval by the Iowa, Indiana, New York and Kansas insurance commissioners. Section 490.1108A of the IBCA provides that in considering acquisition proposals, our directors may consider, in addition to the consideration of the effects of any action on stockholders, the effects on our employees, suppliers, creditors, customers and the communities in which we operate, as well as our long-term and short-term interests. Consideration of any or all community interest factors is not a violation of the business judgment rule, even if our directors reasonably determine that effects on a community or other factors outweigh the financial or other benefits to us or a stockholder or group of stockholders. Section 490.624A of the IBCA also includes authorization of “poison pills” which include, without limitation, terms and conditions of stock rights or options issued by a corporation that preclude or limit the exercise, transfer or receipt of stock rights by persons owning or offering to acquire a specified number or percentage of a corporation’s outstanding shares.
      In addition, prior to and for a period of five years following the effective date of the conversion, the Iowa insurance laws provide that a person, other than the reorganized company, an employee benefit plan or employee benefit trust sponsored by the reorganized company, or as otherwise specifically provided for in the plan of conversion, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of more than five (5) percent of any class of voting security of the reorganized company, and a person, other than the reorganized company or other than an employee benefit plan or employee benefit trust sponsored by the reorganized company, who acquires five percent or more of any class of voting security of the reorganized company prior to the conversion or as specifically provided for in the plan of conversion, shall not directly or indirectly acquire or offer to acquire the beneficial ownership of additional voting securities of the reorganized company, unless the acquisition is approved by the Iowa Insurance Commissioner as not being contrary to the interests of the policyholders of the reorganized company or its life insurance company subsidiary and by the board of directors of the reorganized company. Since we converted from a mutual to a stock company under these laws, an acquisition of our voting securities would be subject to these laws.
      Section 490.1110 of the IBCA also imposes a three (3) year moratorium on business combinations with any person owning 10% or more of the outstanding voting stock of the corporation and its affiliate unless: (1) the transaction or acquisition in which the stockholder became a 10% or more stockholder is approved in advance by the board, (2) after becoming a 10% or more stockholder, the stockholder owned at least eighty-five percent of the corporation’s outstanding voting stock not owned by directors and officers, and by employee stock plans that do not allow individual employees to decide confidentially whether to tender their shares, or (3) at or after the time the stockholder became a 10% or more stockholder, the business combination is approved by the board and authorized by the holders of two-thirds of the outstanding voting stock not held by the 10% or more stockholder.
      The provisions of state law that we describe above could have the effect of delaying, deferring or preventing a change in control of AmerUs Group Co. if our board of directors determines that a change of control is not in our best interests, those of our stockholders and other constituencies. In addition, the regulatory restrictions on the acquisition of our securities may also deter attempts to effect, or prevent the consummation of, a change in control of AmerUs Group Co.

Description of Warrants
      We may issue warrants for the purchase of our debt securities, common stock, preferred stock, depositary shares or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you. We will file a copy of the warrant and warrant agreement with the SEC each time we issue a series of warrants, and these warrants and warrant agreements will be incorporated by reference into the registration statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.
      The following description of the terms of the warrants is a summary. It summarizes only those terms of the warrants and the warrant agreement which we believe will be most important to your decision to invest in our warrants. You should keep in mind, however, that it is the warrant agreement and the warrant certificate relating to the warrants, and not this summary, which defines your rights as a warrantholder. There may be other provisions in the warrant agreement and the warrant certificate relating to the warrants which are also important to you. You should read these documents for a full description of the terms of the warrants. Forms of these documents will be filed as exhibits to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain copies of these documents.
Debt Warrants
      We will describe in the applicable prospectus supplement the terms of warrants to purchase debt securities that we may offer, the warrant agreement relating to the debt warrants and the warrant certificates representing the debt warrants. These terms will include the following:

•	the title of the debt warrants,

•	the debt securities for which the debt warrants are exercisable,

•	the aggregate number of the debt warrants,

•	the principal amount of debt securities that you may purchase upon exercise of each debt warrant, and the price or prices at which we will issue the debt warrants,

•	the procedures and conditions relating to the exercise of the debt warrants,

•	the designation and terms of any related debt securities issued with the debt warrants, and the number of debt warrants issued with each debt security,

•	the date, if any, from which you may separately transfer the debt warrants and the related securities,

•	the date on which your right to exercise the debt warrants commences, and the date on which your right expires,

•	the maximum or minimum number of the debt warrants which you may exercise at any time,

•	whether the debt warrants are issued in registered or bearer form,

•	information with respect to book entry procedures, if any,

•	if applicable, a discussion of material United States federal income tax considerations,

•	any other terms of the debt warrants and terms, procedures and limitations relating to your exercise of the debt warrants, and

•	the terms of the securities you may purchase upon exercise of the debt warrants.

      We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange debt warrant certificates for new debt warrant certificates of different denominations and may exercise debt warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to exercise, you will not have any of the rights of holders of the debt securities purchasable upon that exercise and will not be entitled to payments of principal, premium, if any, or interest on the debt securities purchasable upon the exercise.
Other Warrants
      We may issue other warrants. We will describe in the applicable prospectus supplement the following terms of those warrants:

•	the title of the warrants,

•	the securities, which may include preferred stock or common stock, for which you may exercise the warrants,

•	the aggregate number of the warrants,

•	the number of securities that you may purchase upon exercise of each warrant, and the price or prices at which we will issue the warrants,

•	the procedures and conditions relating to the exercise of the warrants,

•	the designation and terms of any related securities issued with the warrants, and the number of warrants issued with each security,

•	the date, if any, from which you may separately transfer the warrants and the related securities,

•	the date on which your right to exercise the warrants commences and the date on which your right expires,

•	the maximum or minimum number of warrants which you may exercise at any time,

•	if applicable, a discussion of material United States federal income tax considerations, and

•	any other terms of the warrants, including terms, procedures and limitations relating to your exchange and exercise of the warrants.
      We will also describe in the applicable prospectus supplement any provisions for a change in the exercise price or the expiration date of the warrants and the kind, frequency and timing of any notice to be given. You may exchange warrant certificates for new warrant certificates of different denominations and may exercise warrants at the corporate trust office of the warrant agent or any other office that we indicate in the applicable prospectus supplement. Prior to the exercise of your warrants, you will not have any of the rights of holders of the preferred stock, common stock or other securities purchasable upon that exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or other securities purchasable upon the exercise.
Exercise of Warrants
      We will describe in the prospectus supplement relating to the warrants the principal amount or the number of our securities that you may purchase for cash upon exercise of a warrant, and the exercise price. You may exercise a warrant as described in the prospectus supplement relating to the warrants at any time up to the close of business on the expiration date stated in the prospectus supplement. Unexercised warrants will become void after the close of business on the expiration date, or any later expiration date that we determine.
      We will forward the securities purchasable upon the exercise as soon as practicable after receipt of payment and the properly completed and executed warrant certificate at the corporate trust office of the warrant agent or other office stated in the applicable prospectus supplement. If you exercise less than all of the warrants represented by the warrant certificate, we will issue you a new warrant certificate for the remaining warrants.
Enforcement
      The holders of warrants, without the consent of the warrant agent, may, on their own behalf and for their own benefit enforce, and may substitute and maintain any suit, action, or proceeding against AmerUs Group Co. to enforce these rights to exercise and receive the securities purchasable upon exchange of the warrants.

Description of Depositary Shares
General Terms
      We may elect to offer depositary shares representing receipts for fractional interests in debt securities or preferred stock. In this case, we will issue receipts for depositary shares, each of which will represent a fraction of a debt security or share of a particular series of preferred stock, as the case may be.
      We will deposit the debt securities or shares of any series of preferred stock represented by depositary shares under a deposit agreement between us and a depositary which we will name in the applicable prospectus supplement. Subject to the terms of the deposit agreement, as an owner of a depositary share you will be entitled, in proportion to the applicable fraction of a debt security or share of preferred stock represented by the depositary share, to all the rights and preferences of the debt security or preferred stock, as the case may be, represented by the depositary share, including, as the case may be, interest, dividend, voting, conversion, redemption, sinking fund, repayment at maturity, subscription, and liquidation rights.
      The following description of the terms of the deposit agreement is a summary. It summarizes only those terms of the deposit agreement that we believe will be most important to your decision to invest in our depositary shares. You should keep in mind, however, that it is the deposit agreement, and not this summary, which defines your rights as a holder of depositary shares. There may be other provisions in the deposit agreement that are also important to you. You should read the deposit agreement for a full description of the terms of the depositary shares. The form of the deposit agreement will be filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.
Interest, Dividends, and Other Distributions
      The depositary will distribute all payments of interest, cash dividends or other cash distributions received on the debt securities or preferred stock, as the case may be, to you in proportion to the number of depositary shares that you own.
      In the event of a distribution other than in cash, the depositary will distribute property received by it to you in an equitable manner, unless the depositary determines that it is not feasible to make a distribution. In that case the depositary may sell the property and distribute the net proceeds from the sale to you.
Redemption of Depositary Shares
      If we redeem a debt security or series of preferred stock represented by depositary shares, the depositary will redeem your depositary shares from the proceeds received by the depositary resulting from the redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per debt security or share of preferred stock, as the case may be, payable in relation to the redeemed series of debt securities or preferred stock. Whenever we redeem debt securities or shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing, as the case may be, the debt securities or shares of preferred stock redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as the depositary may determine.
Exercise of Rights under the Indentures or Voting the Preferred Stock
      Upon receipt of notice of any meeting at which you are entitled to vote, or of any request for instructions or directions from you as holder of debt securities, the depositary will mail to you the information contained in that notice. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary how to give instructions or directions with respect to the debt securities represented by that holder’s depositary shares or how to vote the amount of the preferred stock represented by that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the debt securities or preferred stock, as the case may be. The depositary will endeavor, to the extent practicable, to give instructions or directions with respect to the debt securities or to vote the amount of the preferred stock, as the case may be, represented by the depositary shares in accordance with those instructions. We will agree to take all reasonable action which the depositary may deem necessary to enable the depositary to do so. The depositary will abstain from giving instructions or directions with respect to the debt securities or voting shares of the preferred stock, as the case may be, if it does not receive specific instructions from you.
Amendment and Termination of the Deposit Agreement
      We and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment which materially and adversely alters the rights of the holders of the depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding.
      The deposit agreement will terminate if:

•	all outstanding depositary shares have been redeemed, or

•	there has been a complete repayment or redemption of the debt securities or a final distribution in respect of the preferred stock, including in connection with our liquidation, dissolution or winding-up, and the repayment, redemption or distribution proceeds, as the case may be, have been distributed to you.
Resignation and Removal of Depositary
      The depositary may resign at any time by delivering to us notice of its election to do so. We also may, at any time, remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. We must appoint the successor depositary within 60 days after delivery of the notice of resignation or removal. The successor depositary must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.
Charges of Depositary
      We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the debt securities or preferred stock, as the case may be, and issuance of depositary receipts, all withdrawals of shares of debt securities or preferred stock, as the case may be, by you and any repayment or redemption of the debt securities or preferred stock, as the case may be. You will pay other transfer and other taxes and governmental charges, as well as the other charges that are expressly provided in the deposit agreement to be for your account.
Miscellaneous
      The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required or otherwise determine to furnish to holders of debt securities or preferred stock, as the case may be.
      Neither we nor the depositary will be liable under the deposit agreement to you other than for the depositary’s gross negligence, willful misconduct or bad faith. Neither we nor the depositary will be obligated to prosecute or defend any legal proceedings relating to any depositary shares, debt securities or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, or upon information provided by persons presenting debt securities or shares of preferred stock for deposit, you or other persons believed to be competent and on documents which we and the depositary believe to be genuine.

Description of Trust Preferred Securities of the AmerUs Trusts
      The trustees of each AmerUs Trust will issue trust preferred securities and trust common securities of each AmerUs Trust. The trust preferred securities will represent preferred undivided beneficial interests in the assets of the related AmerUs Trust. As a holder of trust preferred securities of either AmerUs Trust, you will generally be entitled to a preference with respect to distributions and amounts payable on redemption or liquidation over the trust common securities of the AmerUs Trust, as well as other benefits as described in the corresponding AmerUs Trust agreement. Each of the AmerUs Trusts is a legally separate entity and the assets of one AmerUs Trust are not available to satisfy the obligations of any other AmerUs Trust.
      The following description of the terms of the form of trust agreement is a summary. It summarizes only those portions of the form of trust agreement which we believe will be most important to your decision to invest in the trust preferred securities. You should keep in mind, however, that it is the trust agreement, and not this summary, which defines your rights as a holder. There may be other provisions in the trust agreement which are also important to you. You should read the form of trust agreement itself for a full description of the terms of the trust preferred securities. Further terms of the trust preferred securities and the trust agreement will be described in the applicable prospectus supplement. The form of trust agreement is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the trust agreement.
Ranking of Trust Preferred Securities
      The trust preferred securities of the AmerUs Trust will rank equally, and we will make payments proportionately, with the common securities of the AmerUs Trust except as described under “— Subordination of Common Securities.” The trust preferred securities of each AmerUs Trust represent preferred undivided beneficial interests in the assets of the trust. The property trustee will hold legal title to the assets of the AmerUs Trust for the benefit of the holders of the related trust preferred securities and trust common securities.
      Each guarantee agreement that we execute for your benefit, as a holder of trust preferred securities of an AmerUs Trust, will be a guarantee on a subordinated basis with respect to the related trust preferred securities. However, our guarantee will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust preferred securities when the related AmerUs Trust does not have funds on hand available to make such payments. See “Description of Guarantees.”
Distributions on the Trust Preferred Securities
      The AmerUs Trust will pay the distributions on the trust preferred securities and trust common securities at a rate specified in the applicable prospectus supplement.
      The amount of distributions the AmerUs Trust must pay for any period will be computed on the basis of a 360-day year of twelve 30-day months unless we otherwise specify in the applicable prospectus supplement. Distributions that are in arrears may bear interest at the rate per annum specified in the applicable prospectus supplement. The term “distributions” as we use it in this prospectus includes any additional amounts provided in the corresponding trust agreement.
      Unless otherwise specified in the applicable prospectus supplement, distributions on the trust preferred securities will be cumulative, will accrue from the date of original issuance and will be payable on the dates specified in the applicable prospectus supplement. If any date on which distributions are payable on the trust preferred securities is not a business day, the AmerUs Trust will instead make the payment on the next succeeding day that is a business day, and without any interest or other payment on account of the delay. However, if that business day is in the next succeeding calendar year, the AmerUs Trust will make the payment on the immediately preceding business day. In each case payment will be made with the same force and effect as if made on the date the payment was originally due. When we use the term “business day” in this prospectus, we mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the applicable trustee is closed for business.
      If provided in the applicable prospectus supplement, we have the right under the junior subordinated indenture, or the LLC agreement, to extend the interest payment period for a specified number of periods or defer dividend distributions on the LLC preferred securities for a specified number of periods, as applicable. However, we may not extend these interest payments beyond the maturity of the corresponding junior subordinated debentures issued to the applicable AmerUs Trust of AmerUs LLC, as the case may be. As a consequence of any extension, distributions on the corresponding trust preferred securities would be deferred by the AmerUs Trust during the extension period. These distributions would continue to accumulate additional distributions at the rate per annum set form in the prospectus supplement.
      If we exercise this right, during the extension period we and our subsidiaries may not:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment on, any of our capital stock, or

•	make any payment of principal, premium, if any, or interest on or repay, repurchase or redeem any debt securities that rank equally with or junior in interest to the corresponding junior subordinated debentures or make any related guarantee payments, other than:

•	purchases or acquisitions of our common stock in connection with our satisfaction of our obligations under any employee or agent benefit plans or our satisfaction of our obligations pursuant to any contract or security outstanding on the date of the event requiring us to purchase our common stock,

•	as a result of a reclassification of our capital stock or the exchange or conversion of one class or series of our capital stock for another class or series of our capital stock,

•	the purchase of fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged,

•	dividends or distributions in our common stock (or rights to acquire capital stock) or repurchases or redemptions of capital stock solely from the issuance or exchange of capital stock, or

•	redemptions or repurchases of any rights outstanding under a shareholder rights plan.
      We anticipate that the revenue of each AmerUs Trust available for distribution to you, as a holder of trust preferred securities, will be limited to payments under the corresponding junior subordinated debentures or LLC preferred securities, as the case may be, in which the AmerUs Trust will invest the proceeds from the issuance and sale of its trust preferred securities and its trust common securities. See “Description of Corresponding Junior Subordinated Debentures.”
      If we do not make interest payments on the corresponding junior subordinated debentures or dividend distributions on the corresponding LLC preferred securities, the property trustee will not have funds available to pay distributions on the corresponding trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of these distributions is guaranteed by us on a limited basis as set forth under “Description of Guarantees.”
      The AmerUs Trust will pay distributions on the trust preferred securities to you provided you are entered in the register of the AmerUs Trust on the relevant record dates. As long as the trust preferred securities remain in book-entry form, the record date will be one business day prior to the relevant distribution date. If any trust preferred securities are not in book-entry form, the record date for the trust preferred securities will be the date 15 days prior to the relevant distribution date.

Redemption

Redemption on a Repayment or Redemption of the Corresponding Junior Subordinated Debentures
      Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, the property trustee must apply the proceeds from that repayment or redemption to redeem a like amount of the corresponding trust preferred securities. This redemption must be made upon not less than 30 nor more than 60 days notice to you. The redemption price will be equal to the aggregate liquidation preference of the trust preferred securities, plus accumulated and unpaid distributions on the trust preferred securities to the date of redemption and the related amount of any premium paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of Corresponding Junior Subordinated Debentures — Optional Redemption.”
      If less than all of any series of corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, are repaid or redeemed, then the proceeds from the repayment or redemption will be allocated to redeem a proportionate amount of each of the trust preferred securities and the common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, repaid or redeemed will be allocated proportionately to the redemption of the trust preferred securities and the trust common securities.
      We must repay the principal of the corresponding junior subordinated debentures when they are due. In addition, we will have the right to redeem any series of corresponding junior subordinated debentures:

•	in whole or in part, subject to the conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption,”

•	at any time, in whole, but not in part, upon the occurrence of a tax event or an investment company event, each as defined below, and subject to the further conditions we describe under “Description of Corresponding Junior Subordinated Debentures — Optional Redemption,” or

•	as we may otherwise specify in the applicable prospectus supplement.

Redemption or Distribution Upon the Occurrence of a Tax Event or an Investment Company Event
      If an event occurs that constitutes a tax event or an investment company event we will have the right to:

•	redeem the corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, in whole, but not in part, and cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, within 90 days following the occurrence of the tax event or an investment company event, or

•	dissolve the related AmerUs Trust and cause the corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, to be distributed to the holders of the trust preferred securities and trust common securities in liquidation of the AmerUs Trust.
      If provided in the applicable prospectus supplement, we will have the right to extend or shorten the maturity of any series of corresponding junior subordinated debentures at the time that we exercise our right to elect to dissolve the related trust and cause the corresponding junior subordinated debentures or corresponding LLC preferred securities, as the case may be, to be distributed to the holders of the trust preferred securities and trust common securities in liquidation of the AmerUs Trust.
      When we use the term “additional sums” in this prospectus we mean the additional amounts that may be necessary in order that the amount of distributions then due and payable by an AmerUs Trust on its outstanding trust preferred securities and trust common securities will not be reduced as a result of any additional taxes, duties and other governmental charges to which the AmerUs Trust has become subject as a result of a tax event.

      When we use the term “tax event” we mean the receipt by the AmerUs Trust of an opinion of counsel experienced in those matters to the effect that, as a result of any amendment to, or change, including any announced prospective change, in, the laws of the United States or any political subdivision or taxing authority affecting taxation, or as a result of any official administrative pronouncement or judicial decision interpreting or applying those laws or regulations, which amendment or change is effective or pronouncement or decision is announced on or after the AmerUs Trust issues the trust preferred securities, there is more than an insubstantial risk that:

•	the AmerUs Trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of corresponding junior subordinated debentures held by an AmerUs Trust or AmerUs LLC, as applicable,

•	interest payable by us on the series of corresponding junior subordinated debentures held by an AmerUs Trust or AmerUs LLC, as applicable, is not, or within 90 days of the date of the opinion, will not be, deductible, in whole or in part, for United States federal income tax purposes, or

•	The AmerUs Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
      When we use the term “investment company event” we mean the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority to the effect that the applicable AmerUs Trust is or will be considered an investment company that is required to be registered under the Investment Company Act of 1940, which change becomes effective on or after the date of original issuance of the series of trust preferred securities issued by the AmerUs Trust.
      When we use the term “like amount,” we mean:

•	with respect to a redemption of any series of trust preferred securities, trust preferred securities having a liquidation amount equal to that portion of the principal amount of corresponding junior subordinated debentures or corresponding LLC preferred securities, as applicable, to be contemporaneously redeemed, the proceeds of which will be used to pay the redemption price of the trust preferred securities, and

•	with respect to a distribution of corresponding junior subordinated debentures or corresponding LLC preferred securities, as applicable, to you, as a holder of trust preferred securities in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures or corresponding LLC preferred securities, as applicable, having a principal amount equal to the liquidation amount of your trust preferred securities.
      When we use the term “liquidation amount,” we mean the stated amount of $25 per trust preferred security and trust common security.
      After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding,

•	The Depository Trust Company, which we refer to in this prospectus as “DTC,” or its nominee, as the record holder of the series of trust preferred securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon that distribution, and

•	any certificates representing the series of trust preferred securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation preference of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust preferred securities until you present the certificates to the administrator or their agent for transfer or reissuance.

      We can make no assurance as to what the market prices will be for the trust preferred securities or the corresponding junior subordinated debentures or LLC preferred securities, as the case may be, that may be distributed to you in exchange for your trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that you purchase, or the corresponding junior subordinated debentures or LLC preferred securities, as the case may be, that you receive on dissolution and liquidation of an AmerUs Trust, may trade at a discount to the price that you paid to purchase the trust preferred securities.
Voluntary Distribution of Junior Subordinated Debentures
      If we so provide in the applicable prospectus supplement, we may elect, at any time, to dissolve the AmerUs Trust and cause the corresponding junior subordinated debentures or LLC preferred securities, as the case may be, to be distributed to you, as a holder of the trust preferred securities, and us, as the holder of the trust common securities, in liquidation of the trust.
Redemption Procedures
      The trust will redeem the trust preferred securities on each redemption date at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures or LLC preferred securities, as the case may be. The trust will make redemptions of the trust preferred securities and pay the redemption price only to the extent that it has funds available for the payment of the redemption price. See also “Subordination of Common Securities.”
      If a trust gives notice to you of redemption of your trust preferred securities, then by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will irrevocably deposit with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you.
      If the trust preferred securities are no longer in book-entry form, the trust, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price to you and will give the paying agent irrevocable instructions and authority to pay the redemption price to you upon surrender of your certificates.
      The AmerUs Trust will pay any distributions payable on or prior to the redemption date for any trust preferred securities called for redemption to you on the relevant record dates for the distribution. If the AmerUs Trust has given notice of redemption and has deposited the required funds, then upon the date of the deposit, all your rights will cease, except your right to receive the redemption price, without interest on that redemption price, and your trust preferred securities will cease to be outstanding. If any date fixed for redemption of trust preferred securities is not a business day, then the AmerUs Trust will pay the redemption price on the next succeeding day which is a business day, and without any interest or other payment on account of the delay. However, if the business day falls in the next calendar year, the AmerUs Trust will make the payment on the immediately preceding business day. If payment of the redemption price is improperly withheld or refused and not paid either by the AmerUs Trust or by us pursuant to the guarantee as described under “Description of Guarantees,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the AmerUs Trust for the trust preferred securities to the date the redemption price is actually paid. In this case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.
      Subject to applicable law, including United States federal securities law, we or our subsidiaries may at any time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.
      The AmerUs Trust will make payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures or LLC preferred securities, as the case may be, to the applicable record holders as they appear on the register for the trust preferred securities on the relevant record date. This date will generally be one business day prior to the relevant redemption date or liquidation date. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be the date 15 days prior to the redemption date or liquidation date.
      If less than all of the trust preferred securities and trust common securities issued by an AmerUs Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated proportionately among the trust preferred securities and the common securities. The property trustee will select the particular trust preferred securities to be redeemed on a proportionate basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, by any method that the property trustee deems fair and appropriate. This method may provide for the selection for redemption of portions, equal to $25 or an integral multiple of $25, of the liquidation amount of trust preferred securities. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and, in the case of any trust preferred securities selected for partial redemption, the liquidation amount of the trust preferred securities to be redeemed.
Subordination of Common Securities
      The AmerUs Trust will make payment of distributions, any additional amounts and the redemption price on the trust preferred securities and trust common securities proportionately based on the liquidation amount of the trust preferred securities and trust common securities. However, if on any distribution date or redemption date a debenture event of default exists, the AmerUs Trust will not make any payment on the trust common securities unless payment in full in cash of all accumulated and unpaid distributions, any additional amounts and the full amount of the redemption price on all of the outstanding trust preferred securities of the AmerUs Trust, has been made or provided for. The property trustee will apply all available funds first to the payment in full in cash of all distributions on, or redemption price of, the trust preferred securities then due and payable. If any event of default resulting from a debenture event of default exists, we as holder of the common securities of the AmerUs Trust will be deemed to have waived any right to act with respect to the event of default under the AmerUs Trust agreement until the effect of all those events of default with respect to the trust preferred securities have been cured, waived or otherwise eliminated. Until any events of default under the AmerUs Trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf, as a holder of the trust preferred securities, and not on our behalf as holder of the common securities, and only you acting with the other holders will have the right to direct the property trustee to act on your behalf.
Liquidation Distribution upon Dissolution
      Each AmerUs Trust will automatically dissolve upon expiration of its term or the redemption of all of the trust preferred securities of the AmerUs Trust. In addition, we will dissolve the AmerUs Trust on the first to occur of:

•	our bankruptcy, dissolution or liquidation,

•	the distribution of a like amount of corresponding junior subordinated debentures or LLC preferred securities to the holders of its trust preferred securities and trust common securities,

•	the redemption of all of the trust preferred securities, and

•	the entry of an order for the dissolution of the AmerUs Trust by a court of competent jurisdiction.
      If an early dissolution occurs as described in the clauses above (except with respect to a redemption of all of the trust preferred securities), the trustees will liquidate the AmerUs Trust as expeditiously as the trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the AmerUs Trust as provided by applicable law, to the holders of the trust preferred securities and trust common securities a like amount of corresponding junior subordinated debentures. If the property trustee determines that this distribution is not practical, you will be entitled to receive out of the assets of the trust available for distribution, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions to the date of payment. We refer to this liquidation amount in this prospectus as the “liquidation distribution.” If the AmerUs Trust can make the liquidation distribution only in part because it has insufficient assets available to pay the full aggregate liquidation distribution, then it will pay the amounts on a proportionate basis. We, as the holder of the common securities, will be entitled to receive distributions upon any liquidation proportionately with you, and the other holders of the trust preferred securities, except that if an event exists that constitutes a debenture event of default, the trust preferred securities will have a priority over the common securities. A supplemental indenture may provide that if an early dissolution occurs as described in the third clause above, the corresponding junior subordinated debentures may be subject to optional redemption in whole, but not in part.
Events of Default; Notice
      Under the terms of the form of trust agreement, each of the following constitutes an event of default for a series of trust preferred securities:

•	the occurrence of a debenture event of default under the junior subordinated indenture (see “Description of Junior Subordinated Debentures — Debenture Events of Default”),

•	default by the AmerUs Trust in the payment of any distribution when it becomes due and payable, and continuation of that default for a period of 30 days,

•	default by the AmerUs Trust in the payment of any redemption price of the trust preferred securities or common securities when it becomes due and payable,

•	default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in the second and third clauses above, and continuation of the default or breach for a period of 60 days after there has been given to the defaulting trustee or trustees by the holders of at least 10% in aggregate liquidation amount of the outstanding trust preferred securities, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a notice of default under such trust agreement, or

•	the bankruptcy or insolvency of the property trustee and our failure to appoint a successor property trustee within 60 days of that event.
      Within five (5) business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to you, the administrative trustees and us, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we are and they are in compliance with all the conditions and covenants applicable to them and to us under the trust agreement.
      If a debenture event of default then exists, the trust preferred securities will have a preference over the trust common securities upon termination of the trust. See “Description of Trust Preferred Securities of the AmerUs Trusts — Liquidation Distribution upon Dissolution.”
      The existence of an event of default does not entitle you to accelerate the maturity.
Removal of Trustees
      Unless a debenture event of default then exists, the holder of the common securities may remove any trustee. If a debenture event of default then exists, the holders of a majority in liquidation amount of the outstanding trust preferred securities may remove the property trustee and the Delaware trustee. In no event will you have the right to vote to appoint, remove or replace the administrator. These voting rights are vested exclusively in us as the holder of the common securities. No resignation or removal of a trustee and no appointment of a successor trustee will be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.
Co-trustees and Separate Property Trustee
      Unless an event of default then exists, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may be located, we, as the holder of the common securities, and the administrator will have the power to appoint one or more persons approved by the property trustee either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or, to the extent required by law, to act as separate trustee. These persons will have the powers provided in the instrument of appointment, and we may vest in that person or persons any property, title, right or power deemed necessary or desirable, subject to the provisions of the trust agreement. If a debenture event of default exists, the property trustee alone will have power to make that appointment.
Merger or Consolidation of Trustees
      Any corporation into which the property trustee, the Delaware trustee or any administrator that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the trustee is a party, or any corporation succeeding to all or substantially all the corporate trust business of the trustee, will be the successor of such trustee under the trust agreements, provided that the corporation is otherwise qualified and eligible.
Mergers, Consolidations, or Replacements of the Trusts
      An AmerUs Trust may not merge with or into, consolidate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, except as described below or as described under “Liquidation Distribution Upon Dissolution.”
      An AmerUs Trust may, at our request, with the consent of the administrator and without your consent, merge with or into, consolidate or be replaced by a trust organized under the laws of any state. However, the following conditions must be satisfied:

•	the successor entity must either:

•	expressly assume all of the obligations of the AmerUs Trust relating to the trust preferred securities, or

•	substitute for the trust preferred securities other securities having substantially the same terms and the same ranking as the trust preferred securities,

•	we must expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures,

•	the successor securities must be listed, or any successor securities must be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed,

•	the merger, consolidation, or replacement must not cause the trust preferred securities, including any successor securities, to be downgraded by any nationally recognized statistical rating organization,

•	the merger, consolidation, or replacement must not adversely affect the rights, preferences and privileges of holders of the trust preferred securities, including any successor securities, in any material respect,

•	the successor entity must have a purpose substantially identical to that of the trust,

•	prior to the merger, consolidation, replacement, conveyance, transfer or lease we must have received an opinion of counsel to the AmerUs Trust to the effect that:

•	the merger, consolidation, or replacement does not adversely affect the rights, preferences and privileges of holders of the trust preferred securities, including any successor securities, in any material respect, and

•	following the merger, consolidation, or replacement neither the AmerUs Trust nor the successor entity will be required to register as an investment company under the Investment Company Act, and we or any permitted successor or assignee must own all of the common securities of the successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the guarantee.
      However, an AmerUs Trust must not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, consolidate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, merge with or into, or replace it if it would cause the AmerUs Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.
Voting Rights; Amendment of Trust Agreement
      Except as provided below and under “Description of Guarantees — Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, you will have no voting rights.
      We and the administrative trustees may amend a trust agreement without your consent:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement which may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which are not inconsistent with the other provisions of the trust agreement, or

•	to modify, eliminate or add to any provisions of the AmerUs Trust agreement to the extent necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust preferred securities and trust common securities are outstanding, or to ensure that the AmerUs Trust will not be required to register as an investment company under the Investment Company Act.
      However, in the case of the first clause above, the action may not adversely affect in any material respect the interests of the holders of the trust preferred securities or our interests, as the holder of the common securities. Any such amendments of the trust agreement will become effective when notice is given to you and us.
      We and the administrative trustees may also amend a trust agreement with:

•	the consent of holders representing not less than a majority, based upon liquidation amounts, of the outstanding trust preferred securities and trust common securities, and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees under the amendment will not affect the status of the AmerUs Trust as a grantor trust for United States federal income tax purposes or its exemption from the status of an “investment company” under the Investment Company Act.
      Without both your and our consent a trust agreement may not be amended to:

•	change the amount or timing of any distribution on the trust preferred securities and trust common securities or otherwise adversely affect the amount of any distribution of the trust preferred securities and trust common securities as of a specified date, or

•	restrict your or our right to institute suit for the enforcement of any payment on or after that date.

      So long as any corresponding junior subordinated debentures are held by the property trustee, the trustees may not:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or for executing any AmerUs Trust or power conferred on the debenture trustee with respect to the corresponding junior subordinated debentures,

•	waive any past default that is waiveable under specified sections of the junior subordinated indenture,

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable, or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where that consent is required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities. However, where a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected by the consent, no consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities.
      The trustees may not revoke any action previously authorized or approved by a vote of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify you of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the approval of the holders of the trust preferred securities prior to taking any of these actions, the trustees must obtain an opinion of counsel experienced in these matters to the effect that the AmerUs Trust will not be classified as a corporation or partnership for United States federal income tax purposes on account of the action.
      Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for that purpose or through a written consent. The property trustee will cause a notice of any meeting at which you are entitled to vote to be given to each holder of record of trust preferred securities in the manner set forth in the trust agreement.
      Your vote or consent is not required for a trust to redeem and cancel the trust preferred securities under the applicable trust agreement.
      Any trust preferred securities that are owned by us, the trustees or any of our affiliates or any affiliate of the trustees, will, for purposes of a vote or consent, be treated as if they were not outstanding.
Global Trust Preferred Securities
      We may issue a series of trust preferred securities in the form of one or more global trust preferred securities. We will identify the depositary which will hold the global preferred security in the applicable prospectus supplement. Unless we otherwise indicate in the applicable prospectus supplement, the depositary will be DTC. We will issue global trust preferred securities only in fully registered form and in either temporary or permanent form. Unless it is exchanged for individual trust preferred securities, a global preferred security may not be transferred except:

•	by the depositary to its nominee,

•	by a nominee of the depositary to the depositary or another nominee, or

•	by the depositary or any nominee to a successor depositary, or any nominee of the successor.
      We will describe the specific terms of the depositary arrangement in the applicable prospectus supplement. We expect that the following provisions will generally apply to these depositary arrangements.

Beneficial Interests in a Global Preferred Security
      If we issue a global preferred security, the depositary for the global preferred security or its nominee will credit on its book-entry registration and transfer system the aggregate liquidation amounts of the individual trust preferred securities represented by the global trust preferred securities to the accounts of participants. The accounts will be designated by the dealers, underwriters or agents for the trust preferred securities, or by us if the trust preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership and transfers of beneficial interests in the global preferred security will be shown on, and effected only through, records maintained by the applicable depositary or its nominee, for interests of participants, and the records of participants, for interests of persons who hold through participants. The laws of some states require that you take physical delivery of the securities in definitive form. These limits and laws may impair your ability to transfer beneficial interests in a global preferred security.
      So long as the depositary or its nominee is the registered owner of the global preferred security, the depositary or nominee will be considered the sole owner or holder of the trust preferred securities represented by the global preferred security for all purposes under the trust agreement. Except as provided below, you:

•	will not be entitled to have any of the individual trust preferred securities represented by the global preferred security registered in your name,

•	will not receive or be entitled to receive physical delivery of any trust preferred securities in definitive form, and

•	will not be considered the owner or holder of the preferred security under the trust agreement.

Payments of Distributions
      We will pay distributions on global trust preferred securities to the depositary that is the registered holder of the global security, or its nominee. The depositary for the trust preferred securities will be solely responsible and liable for all payments made on account of your beneficial ownership interests in the global preferred security and for maintaining, supervising and reviewing any records relating to your beneficial ownership interests.
      We expect that the depositary or its nominee, upon receipt of any payment of liquidation amount, premium or distributions, immediately will credit participants’ accounts with amounts in proportion to their respective beneficial interests in the aggregate liquidation amount of the global preferred security as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global preferred security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name.” These payments will be the responsibility of those participants.

Issuance of Individual Trust Preferred Securities
      Unless we state otherwise in the applicable prospectus supplement, if a depositary for a series of trust preferred securities is at any time unwilling, unable or ineligible to continue as a depositary and we do not appoint a successor depositary within 90 days, we will issue individual trust preferred securities in exchange for the global preferred security. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to the trust preferred securities, determine not to have any trust preferred securities represented by one or more global trust preferred securities. If that occurs, we will issue individual trust preferred securities in exchange for the global preferred security.
      Further, we may specify that you may, on terms acceptable to us, the property trustee and the depositary for the global preferred security, receive individual trust preferred securities in exchange for your beneficial interests in a global preferred security, subject to any limitations described in the prospectus supplement relating to the trust preferred securities. In that instance, you will be entitled to physical delivery of individual trust preferred securities equal in liquidation amount to that beneficial interest and to have the trust preferred securities registered in its name. Unless we otherwise specify, those individual trust preferred securities will be issued in denominations of $25 and integral multiples of $25.
Payment and Paying Agency
      An AmerUs Trust will make payments on the trust preferred securities to DTC, which will credit the relevant accounts at DTC on the applicable distribution dates. However, if any trust preferred securities are not held by DTC, the AmerUs Trust will make the payments by check mailed to the address of the holder entitled to the payment as shown on the register. Unless we state otherwise in the applicable prospectus supplement, the paying agent will initially be the property trustee, together with any co-paying agent chosen by the property trustee and acceptable to the administrator and us. The paying agent may resign as paying agent upon 30 days’ written notice to the administrative trustees, property trustees and us. If the property trustee ceases to be the paying agent, the administrative trustees will appoint a successor to act as paying agent. The successor must be a bank or trust company acceptable to the administrative trustees and us.
Registrar and Transfer Agent
      Unless we state otherwise in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.
      An AmerUs Trust will register transfers of trust preferred securities without charge, but upon your payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. A trust will not be required to register the transfer of its trust preferred securities after the trust preferred securities have been called for redemption.
Information Concerning the Property Trustee
      The property trustee, unless an event of default then exists, will be required to perform only those duties that are specifically set forth in the applicable trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur. If no event of default then exists and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in a trust agreement or is unsure of the application of any provision of a trust agreement, and the matter is not one on which holders are entitled under the trust agreement to vote, then the property trustee will take such action as is directed by us. If it is not so directed, the property trustee will take such action as it deems advisable and in the best interests of the holders of the trust preferred securities and the holder of the common securities and will have no liability except for its own bad faith, negligence or willful misconduct.
Miscellaneous
      The trust agreements authorize and direct the administrative trustees to operate the related trusts in such a way that the trusts will not be deemed to be an investment company required to be registered under the Investment Company Act or taxed as a corporation for United States federal income tax purposes and so that the corresponding junior subordinated debentures will be treated as our indebtedness for United States federal income tax purposes. We and the administrator are authorized to take any action, not inconsistent with applicable law, the certificate of trust of a trust or the trust agreement, that we and the administrator determine in our discretion to be necessary or desirable for these purposes, as long as the action does not materially adversely affect the interests of the holders of the trust preferred securities.
      You have no preemptive or similar rights as a holder of trust preferred securities. No AmerUs Trust may borrow money or issue debt or mortgage or pledge any of its assets.

Description of LLC Preferred Securities
      This section briefly summarizes the general terms and provisions of the LLC preferred securities that may be offered by one or more of our AmerUs LLCs and our related guarantees of dividend distributions and other payments to holders of the LLC preferred securities under the terms of the applicable LLC agreement. The following summary of the most important terms of the LLC preferred securities is by definition incomplete and is subject to and qualified in its entirety by reference to the complete description of the terms of the LLC preferred securities contained in the applicable LLC agreement. We have filed an initial LLC Agreement as an exhibit to this Registration Statement of which this prospectus is a part. The precise and detailed terms of the LLC preferred securities, however, will be set forth in the applicable Amended and Restated LLC Agreement, a form of which will be filed on a Current Report on Form 8-K, and the related prospectus supplement which will summarize the material terms of that LLC Agreement.
      The only assets of an AmerUs LLC will be debt or equity securities of AmerUs and such other assets as are permissible for a finance subsidiary under Rule 3(a)(5) of the Investment Company Act.
      Moreover, unless the applicable prospectus supplement specifies otherwise, the LLC preferred securities will be held by an AmerUs Trust as its sole asset to fund distributions on the corresponding trust preferred securities of the applicable Amerus trust. Therefore, the LLC preferred securities will have terms that are similar to the terms of the corresponding trust preferred securities as to, among other things, distribution rates and deferral and redemption features.
      Holders of LLC preferred securities will have enforcement and voting rights as set forth in the applicable prospectus supplement.
      We will guarantee payments on the LLC preferred securities as set forth in the applicable prospectus supplement.

Description of Trust Preferred Guarantees
      At the same time as the issuance by an AmerUs Trust of its trust preferred securities, we will execute and deliver a guarantee for your benefit, as a holder of the trust preferred securities. The Bank of New York Trust Company, N.A., will act as indenture trustee under the guarantee for the purposes of compliance with the Trust Indenture Act. The guarantee will be qualified as an indenture under the Trust Indenture Act.
      The following description of the terms of the guarantee is a summary. It summarizes only those portions of the guarantee that we believe will be most important to your decision to invest in the trust preferred securities of an AmerUs Trust. You should keep in mind, however, that it is the guarantee, and not this summary, which defines your rights as a holder of trust preferred securities. There may be other provisions in the guarantee that are also important to you. You should read the guarantee itself for a full description of its terms. The guarantee is filed as an exhibit to the registration statement that includes this prospectus. See “Where You Can Find More Information” for information on how to obtain a copy of the guarantee. When we refer in this summary to trust preferred securities, we mean the trust preferred securities issued by a trust to which the guarantee relates.
General Terms of the Guarantee
      We will irrevocably agree to pay in full on a subordinated basis, to the extent described below, the guarantee payments, as defined below, to you, as and when due, regardless of any defense, right of set-off or counterclaim that the trust may have or assert other than the defense of payment.
      The following payments, which we refer to in this prospectus as the “guarantee payments,” to the extent not paid by or on behalf of the related trust, will be subject to the guarantee:

•	any accrued and unpaid distributions required to be paid to you on the related trust preferred securities, to the extent that the trust has funds available for the payments,

•	the redemption price for any trust preferred securities called for redemption, to the extent that the trust has funds available for the payments, or

•	upon a voluntary or involuntary dissolution, winding up or liquidation of the trust, unless the corresponding junior subordinated debentures are distributed to you, the lesser of:

•	the liquidation distribution, and

•	the amount of assets of the trust remaining available for distribution to you. Our obligation to make a guarantee payment may be satisfied by us directly paying to you the required amounts or by causing the trust to pay the amounts to you.
      The guarantee will be an irrevocable guarantee on a subordinated basis of the related trust obligations under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments. It is not a guarantee of collection.
      If we do not make interest payments on the corresponding junior subordinated debentures held by the trust, we expect that the trust will not pay distributions on the trust preferred securities and will not have funds legally available for those payments. The guarantee will rank subordinate and junior in right of payment to all senior debt. See “Description of Trust Preferred Guarantees — Status of the Guarantee.”
      As a non-operating holding company, we have no significant business operations of our own. Therefore, we rely on dividends from our insurance company and other subsidiaries as the principal source of cash flow to meet our obligations for payment of principal and interest on our outstanding debt obligations and corporate expenses. Accordingly, our obligations under the guarantee will be effectively subordinated to all existing and future liabilities of our subsidiaries, and you should rely only on our assets for payments under the guarantee. The payment of dividends by our insurance subsidiaries are limited under Iowa, Kansas, Indiana and New York insurance laws. See “AmerUs Group Co.”

      Unless we state otherwise in the applicable prospectus supplement, the guarantee does not limit the amount of secured or unsecured debt that we may incur. We expect from time to time to incur additional senior indebtedness.
      We have, through the guarantee, the trust agreement, the junior subordinated debentures, the junior subordinated indenture and the expense agreement, taken together, fully, irrevocably and unconditionally guaranteed all of the obligations of the trust under the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the obligations of the AmerUs Trust under the trust preferred securities. See “Relationship among Trust Preferred Securities, Corresponding Junior Subordinated Debentures and Guarantees.”
Status of the Guarantee
      The guarantee will constitute an unsecured obligation of AmerUs Group Co. and will rank subordinate and junior in right of payment to all its senior indebtedness.
      Unless we state otherwise in the applicable prospectus supplement, the guarantee of a series of trust preferred securities will rank equally with the guarantees relating to all other series of trust preferred securities that we may issue. The guarantee will constitute a guarantee of payment and not of collection, which means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity. The property trustee of the related AmerUs Trust will hold the guarantee for your benefit. The guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the AmerUs Trust or upon distribution of the corresponding junior subordinated debentures to you.
Amendments and Assignment
      We may not amend the guarantee without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of outstanding trust preferred securities, except for any changes which do not materially adversely affect the rights of the holders of the trust preferred securities, in which case no vote will be required. The manner of obtaining any approval will be as set forth under “Description of Trust Preferred Securities of the AmerUs Trusts — Voting Rights; Amendment of Trust Agreement.”
      All guarantees and agreements contained in the guarantee will bind our successors, assigns, receivers, trustees and representatives and will inure to the benefit of the holders of the related trust preferred securities then outstanding.
Events of Default
      An event of default under the guarantee will occur when we fail to perform any of our payment or other obligations under the guarantee. The holders of not less than a majority in aggregate liquidation amount of the related trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee under the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.
      You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the AmerUs Trust, the guarantee trustee or any other person or entity.
      We, as guarantor, are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information Concerning the Guarantee Trustee
      The guarantee trustee, unless a default by us in the performance of the guarantee then exists, is required to perform only those duties that are specifically set forth in the guarantee. After a default under the guarantee, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. However, the guarantee trustee is under no obligation to exercise any of the powers vested in it by the guarantee at your request unless you offer reasonable indemnity against the costs, expenses and liabilities that it might incur.
Termination of the Guarantee
      The guarantee will terminate and be of no further force and effect:

•	upon full payment of the redemption price of the related trust preferred securities,

•	upon full payment of the amounts payable upon liquidation of the related AmerUs Trust, or

•	upon distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities.
      The guarantee will continue to be effective or will be reinstated if at any time you must restore payment of any sums paid under the trust preferred securities or the guarantee.
Governing Law
      The guarantee will be governed by and construed in accordance with the laws of the State of New York.
The Expense Agreement
      Under an expense agreement entered into by us, we will irrevocably and unconditionally guarantee to each person or entity to whom an AmerUs Trust or AmerUs LLC, becomes indebted or liable, the full payment of any costs, expenses or liabilities of the AmerUs Trust or AmerUs LLC, other than obligations of the AmerUs Trust or AmerUs LLC, to pay to you the amounts due to you under the terms of the trust preferred securities.

Description of Stock Purchase Contracts
      We may issue stock purchase contracts, including contracts obligating you to purchase from us, and for us to sell to you, a specific or varying number of debt securities, shares of our debt securities common stock, preferred stock, depositary shares, warrants, trust preferred securities, LLC preferred securities or other property or securities of an entity unaffiliated with the Registrants, a basket of such or any combination of the above, at a future date or dates. Alternatively, the stock purchase contracts may obligate us to purchase from you, and obligate you to sell to us, a specific or varying number of shares of debt securities, shares of our common stock or preferred stock, depositary shares, warrants, trust preferred securities or other property. The price per share of preferred stock or common stock or price of other securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula described in the stock purchase contracts. We may issue stock purchase contracts separately or as a part of stock purchase units each consisting of a purchase contract and debt securities, undivided beneficial ownership interests in debt securities, trust preferred securities, depositary shares representing fractional interests in debt securities or shares of preferred stock, or debt obligations of third parties, including U.S. Treasury securities, securing your obligations under the purchase contract. The stock purchase contracts may require us to make periodic payments to you or vice versa and the payments may be unsecured or pre-funded on some basis. The stock purchase contracts may require you to secure your obligations in a specified manner.
      The applicable prospectus supplement will describe the terms of any stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and we will refer you to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the stock purchase contracts or stock purchase units.
      The applicable prospectus supplement may contain, where applicable, the following information about the stock purchase contracts issued under it:

•	whether the stock purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, our common stock, preferred stock or depositary shares, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the stock purchase contracts are to be prepaid or not;

•	whether the stock purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock or preferred stock;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the stock purchase contracts;

•	whether the stock purchase contracts will be issued in fully registered or global form; and

•	any other terms of the stock purchase contracts.

Description of Stock Purchase Units
      We may issue stock purchase units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.
      The applicable prospectus supplement may describe:

•	the designation and terms of the stock purchase units and of the securities comprising the stock purchase units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the stock purchase units or of the securities comprising the stock purchase units; and

•	whether the stock purchase units will be issued in fully registered or global form.
      The applicable prospectus supplement will describe the terms of any stock purchase units. The preceding description and any description of stock purchase units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such stock purchase units that we will file with the SEC in connection with a public offering of stock purchase units.

Plan of Distribution
      We and/or any AmerUs Trust or AmerUs LLC may sell the securities being offered hereby in one or more of the following ways from time to time:

•	to underwriters for resale to purchasers;

•	directly to purchasers; or

•	through agents or dealers to purchasers.
      In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions.
      We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
      The prospectus supplement with respect to each offering of securities will include:

•	the terms of the offering;

•	the names of any underwriters, dealers or agents;

•	the name or names of any managing underwriter or underwriters;

•	the purchase price or initial public offering price of the securities;

•	the net proceeds to us and/or an AmerUs Trust from the sale of the securities;

•	any delayed delivery arrangements;

•	any underwriting discounts, commissions and other items constituting underwriters’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers;

•	any commissions paid to agents; and

•	any securities exchange on which the securities may be listed.
      The offer and sale of the securities described in this prospectus by us, the AmerUs Trusts, underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.
      Offerings of our equity securities pursuant to this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of any national securities exchange or quotation service on which such securities may be listed or quoted at the time of sale; or

•	to or through a market maker otherwise than on such exchanges.
      Such at-the-market offerings will be conducted by underwriters acting as our principal or agent, who may also be third-party sellers of securities as described above.

Sales through Underwriters or Dealers
      If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.
      During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
      Some or all of the securities that we and/or the AmerUs Trusts or the AmerUs LLCs offer through this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we and/or the AmerUs Trusts or the AmerUs LLCs sell the offered securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
      In addition, we and/or the AmerUs Trusts or the AmerUs LLCs may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.
      Any dealer may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales through Agents
      We and/or the AmerUs Trusts or the AmerUs LLCs may sell the securities directly. In this case, no underwriters or agents would be involved. We and/or the AmerUs Trusts or the AmerUs LLCs may also sell the securities through agents designated from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.
      We and/or the AmerUs Trusts or the AmerUs LLCs may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Remarketing Arrangements
      Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed by remarketing firms.
Delayed Delivery Contracts
      If we so indicate in the prospectus supplement, we and/or the AmerUs Trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
General Information
      We and/or the AmerUs Trusts or the AmerUs LLCs may have agreements with the agents, dealers, underwriters, remarketing firms and other third parties described above to indemnify them against certain civil liabilities, including liabilities under the Securities Act, or to contribute with respect to payments that the agents, dealers, underwriters, remarketing firms or such other third parties may be required to make. Agents, dealers, underwriters, remarketing firms and such other parties may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

Validity of Securities
      Unless otherwise indicated in the applicable prospectus supplement, the validity of securities (other than the trust preferred securities) will be passed upon for AmerUs Group Co. by Joseph K. Haggerty, Esq., Senior Vice President and General Counsel of AmerUs Group Co.
      Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon for the AmerUs Trusts by Emmet, Marvin & Martin, LLP, special Delaware counsel to the AmerUs Trusts.
Independent Registered Public Accounting Firm
      The consolidated financial statements of AmerUs Group Co., included in AmerUs Group Co.’s Annual Report (10-K) for the year ended December 31, 2004 (including schedules appearing therein), and AmerUs Group Co. management’s assessment of the effectiveness of internal controls over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports thereon incorporated herein by reference.

      No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus constitute an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

$250,000,000
AmerUs Group Co.
              % Senior Notes
due 2015

Prospectus Supplement

Goldman, Sachs & Co.
JPMorgan